EXHIBIT 2






			       STOCK PURCHASE AGREEMENT

				     by and among

			 The Coca-Cola Export Corporation and
			      Varoise de Concentres S.A.
				(the "CCBSA Sellers"),

			   Barlan Inc. (the "CCP Seller"),

		    Beverage Products Limited (the "BSH Seller"),

			Bottling Holdings (International) Inc.
				    (the "Buyer"),

			  The Coca-Cola Company ("KO"), and

		      Coca-Cola Enterprises Inc. ("Enterprises")


































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				  TABLE OF CONTENTS

								       PAGE


	  ARTICLE I      PURCHASE AND SALE; CONSIDERATION . . . . . . . . 2

	  1.01 Purchase and Sale  . . . . . . . . . . . . . . . . . . . . 2

	  1.02 Purchase Price . . . . . . . . . . . . . . . . . . . . . . 2

	  ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE SELLERS  . 3

	  2.01  Power and Authority of Seller . . . . . . . . . . . . . . 3

	  2.02 Ownership of Shares; Voting  . . . . . . . . . . . . . . . 4

	  ARTICLE III    REPRESENTATIONS AND WARRANTIES CONCERNING
			 THE COMPANIES AND SUBSIDIARIES . . . . . . . . . 5

	  3.01 Organization and Authorization . . . . . . . . . . . . . . 5

	  3.02 Bottling Authorizations  . . . . . . . . . . . . . . . . . 8

	  3.03 Indebtedness . . . . . . . . . . . . . . . . . . . . . . . 9

	  3.04 Financial Matters  . . . . . . . . . . . . . . . . . . . . 9

	  3.05 Absence of Certain Changes and Events  . . . . . . . . .  12

	  3.06 Tax and Social Security Matters  . . . . . . . . . . . .  14

	  3.07 Real Property  . . . . . . . . . . . . . . . . . . . . .  17

	  3.08 Personal Property  . . . . . . . . . . . . . . . . . . .  18

	  3.09 Employee Benefit Plans . . . . . . . . . . . . . . . . .  20

	  3.10 Labor Relations  . . . . . . . . . . . . . . . . . . . .  21

	  3.11 Employees  . . . . . . . . . . . . . . . . . . . . . . .  22

	  3.12 Bank Accounts  . . . . . . . . . . . . . . . . . . . . .  23

	  3.13 Environmental Matters  . . . . . . . . . . . . . . . . .  23

	  3.14 Insurance Policies . . . . . . . . . . . . . . . . . . .  24

	  3.15 Contracts and Commitments  . . . . . . . . . . . . . . .  25

	  3.16 Intellectual Property Rights . . . . . . . . . . . . . .  26


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	  3.17 Certain Violations of Law  . . . . . . . . . . . . . . .  27

	  3.18 Litigation . . . . . . . . . . . . . . . . . . . . . . .  28

	  3.19 No Material Defaults . . . . . . . . . . . . . . . . . .  28

	  3.20 Major Suppliers and Customers  . . . . . . . . . . . . .  29

	  3.21 Required Governmental Licenses and Permits . . . . . . .  29

	  3.22 Other  . . . . . . . . . . . . . . . . . . . . . . . . .  30

	  3.23 Copies . . . . . . . . . . . . . . . . . . . . . . . . .  30

	  ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER AND
			 ENTERPRISES  . . . . . . . . . . . . . . . . .  30

	  4.01 Organization and Authorization of the Buyer  . . . . . .  30

	  4.02 Authorization  . . . . . . . . . . . . . . . . . . . . .  31

	  4.03 Noncontravention . . . . . . . . . . . . . . . . . . . .  31

	  4.04 Other  . . . . . . . . . . . . . . . . . . . . . . . . .  32

	  ARTICLE V      OTHER AGREEMENTS . . . . . . . . . . . . . . .  32

	  5.01 Continuing Operation of Business . . . . . . . . . . . .  32

	  5.02 Post-Closing Covenants of Enterprises, Buyer and the
	       Companies  . . . . . . . . . . . . . . . . . . . . . . .  35

	  5.03 Pursuit of Claims  . . . . . . . . . . . . . . . . . . .  35

	  5.04 Expenses . . . . . . . . . . . . . . . . . . . . . . . .  36

	  5.05 Brokerage Commissions  . . . . . . . . . . . . . . . . .  36

	  5.06 Access . . . . . . . . . . . . . . . . . . . . . . . . .  36

	  5.07 Other Offers . . . . . . . . . . . . . . . . . . . . . .  36

	  5.08 Transfer Taxes . . . . . . . . . . . . . . . . . . . . .  37

	  5.09 Public Announcements . . . . . . . . . . . . . . . . . .  37

	  5.10 Deemed Short Period  . . . . . . . . . . . . . . . . . .  37

	  5.11 Election under Section 338 . . . . . . . . . . . . . . .  37

	  5.12 Other Tax Matters  . . . . . . . . . . . . . . . . . . .  38


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	  5.13 CCBSA Minority Shareholders  . . . . . . . . . . . . . .  38

	  5.14 Retiree Plans  . . . . . . . . . . . . . . . . . . . . .  38

	  ARTICLE VI     INDEMNIFICATION  . . . . . . . . . . . . . . .  38

	  6.01 Certain Definitions  . . . . . . . . . . . . . . . . . .  38

	  6.02 Remedies . . . . . . . . . . . . . . . . . . . . . . . .  40

	  6.03 Survival . . . . . . . . . . . . . . . . . . . . . . . .  43

	  6.04 Deductible . . . . . . . . . . . . . . . . . . . . . . .  44

	  6.05 Limitation upon Recovery . . . . . . . . . . . . . . . .  44

	  6.06 Notice and Resolution of Claim . . . . . . . . . . . . .  45

	  6.07 Defense  . . . . . . . . . . . . . . . . . . . . . . . .  46

	  6.08 Arbitration  . . . . . . . . . . . . . . . . . . . . . .  48

	  ARTICLE VII    THE CLOSING  . . . . . . . . . . . . . . . . .  49

	  7.01 Time, Date and Place of Closing  . . . . . . . . . . . .  49

	  7.02 Events Comprising the Closing  . . . . . . . . . . . . .  49

	  7.03 Conditions to Obligations of Buyer . . . . . . . . . . .  49

	  7.04 Conditions to Obligations of the Sellers . . . . . . . .  52

	  7.05 Deliveries by the Sellers at the Closing . . . . . . . .  53

	  7.06 Deliveries by Buyer at the Closing . . . . . . . . . . .  54

	  ARTICLE VIII   TERMINATION AND ABANDONMENT  . . . . . . . . .  55

	  8.01 Termination and Abandonment  . . . . . . . . . . . . . .  55

	  8.02 Rights and Obligations on Termination  . . . . . . . . .  55

	  ARTICLE IX     MISCELLANEOUS PROVISIONS . . . . . . . . . . .  56

	  9.01 Good Faith; Further Assurances; Further Cooperation  . .  56

	  9.02 Notices  . . . . . . . . . . . . . . . . . . . . . . . .  56

	  9.03 Definition of Knowledge  . . . . . . . . . . . . . . . .  57

	  9.04 Assignment . . . . . . . . . . . . . . . . . . . . . . .  57


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	  9.05 Guaranty of Enterprises  . . . . . . . . . . . . . . . .  58

	  9.06 Guaranty of KO . . . . . . . . . . . . . . . . . . . . .  58

	  9.07 Captions; Definitions  . . . . . . . . . . . . . . . . .  58

	  9.08 Controlling Law; Amendment; Jurisdiction; Waiver; Remedies
	       Cumulative . . . . . . . . . . . . . . . . . . . . . . .  59

	  9.09 No Third-Party Beneficiaries . . . . . . . . . . . . . .  59

	  9.10 Exhibits; Disclosure Schedule  . . . . . . . . . . . . .  59

	  9.11 Counterparts; Entire Agreement . . . . . . . . . . . . .  59

	  9.12 Injunctive Relief  . . . . . . . . . . . . . . . . . . .  60





































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			       STOCK PURCHASE AGREEMENT

	       THIS STOCK PURCHASE AGREEMENT is made and entered into as of the 26th day of July, 1996 between and among the following under the following circumstances:

	  The Sellers:

		    The Coca-Cola Export Corporation and Varoise de Concentres S.A. (formerly Indal S.A.) (the "CCBSA Sellers"), as owners of all but 3,269 shares of the capital stock of COCA-COLA BEVERAGES S.A. ("CCBSA"),

		    Barlan Inc. (the "CCP Seller"), as owner of all but 6 shares of the capital stock of COCA-COLA PRODUCTION S.A. ("CCP"), and

		    Beverage Products Limited (the "BSH Seller"), as owner of all but 11 shares of the capital stock of S.A. BEVERAGE SALES HOLDING N.V. ("BSH"),

		    (The CCBSA Sellers, the CCP Seller and the BSH Seller are sometimes referred to herein collectively as the "Sellers" and individually as a "Seller"); and


	  The Buyer:

		    Bottling Holdings (International) Inc. (the "Buyer");
		    and


	  The Guarantors:

		    The Coca-Cola Company ("KO"), and

		    Coca-Cola Enterprises Inc. ("Enterprises").


		    A. The CCBSA Sellers desire to sell the capital stock of CCBSA owned by them and the Buyer desires to purchase such stock on the terms and conditions hereinafter set forth.

		    B. The CCP Seller desires to sell the capital stock of CCP owned by it and the Buyer desires to purchase such stock on the terms and conditions hereinafter set forth.

		    C. The BSH Seller desires to sell the capital stock of BSH owned by it and the Buyer desires to purchase such stock on the terms and conditions hereinafter set forth.






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		    D.   CCBSA has initiated a redemption of certain shares
	  of CCBSA which will affect the number of shares being sold hereunder and the Buyer wishes to consent to such redemption occurring prior to the Closing.

		    E.   Enterprises is willing to guarantee the
	  obligations of the Buyer hereunder in order to induce the Sellers and KO to enter into this Agreement.

		    F. KO is willing to guarantee the obligations of the Sellers hereunder in order to induce the Buyer and Enterprises to enter into this Agreement.

	       IN CONSIDERATION OF the mutual covenants contained herein, the parties agree as follows:


				      ARTICLE I

			   PURCHASE AND SALE; CONSIDERATION

		    1.01 Purchase and Sale. At the Closing and upon the terms and subject to the conditions of this Agreement:

			 (a) The CCBSA Sellers shall sell to the Buyer all shares of the capital stock of CCBSA owned by them (the "CCBSA Shares"), together with all right, title and interest thereto, and the parties shall indicate the transfer of the CCBSA shares in CCBSA s share register (registre de mouvements de titres) and shareholders accounts (comptes d actionnaires);

			 (b) The CCP Seller shall sell to the Buyer all shares of the capital stock of CCP owned by it (the "CCP Shares"), together with all right, title and interest thereto, and the parties shall indicate the transfer of the CCP shares in CCP's share register (registre de mouvements de titres) and shareholders' accounts (comptes d'actionnaires); and

			 (c)  The BSH Seller shall sell to the Buyer,
	  acting through its branch office in Belgium, all shares of the capital stock of BSH owned by it (the "BSH Shares"), together with all right, title and interest thereto, and the parties shall indicate the transfer of the BSH shares to the Buyer's branch office in Belgium in BSH's share register.

		    1.02 Purchase Price. The purchase price to be paid by the Buyer at the Closing for the stock sold and purchased under this Agreement shall be as determined and allocated among the Sellers in accordance with Exhibit A to this Agreement and simultaneous with the payment of the purchase price, Buyer shall cause the Companies to pay to affiliates of KO, the intercompany debt owed by the Companies as identified on EXHIBIT A. The


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	  purchase price and the repayment of intercompany debt shall be
	  paid by the Buyer by the wire transfer of immediately available funds to an account or accounts designated by the Seller (and with respect to the intercompany debt designated by KO) to which the payments are to be made. Any such designation of accounts must have occurred not less than two Business Days prior to the payment date.


				      ARTICLE II
		    REPRESENTATIONS AND WARRANTIES OF THE SELLERS

		    Each Seller hereby severally but not jointly represents and warrants to the Buyer as follows, with full knowledge that such representations and warranties are a material consideration and inducement to the execution of this Agreement by Buyer and the consummation of the transactions contemplated under this Agreement (the "Transactions"). The representations and warranties in this Article II are made by each Seller only with respect to the shares being sold by such Seller hereunder.
	  Unless otherwise specified in this Agreement:

			 (a)  a reference to "Shares" shall mean, as to:

			      (i) the CCBSA Sellers, the CCBSA Shares,

			      (ii) the CCP Seller, the CCP Shares, and

			      (iii) the BSH Seller, the BSH Shares,

			 (b)  a reference to the "Company" or to the
	  "Subsidiary" (as defined herein) shall mean, as to

			      (i) the CCBSA Sellers, CCBSA and its
	       Subsidiaries,

			      (ii) the CCP Seller, CCP and

			      (iii) the BSH Seller, BSH and its
	       Subsidiaries, and

			 (c) a reference to the "Companies" shall mean collectively, CCBSA, CCP and BSH.

		    2.01  Power and Authority of Seller.  At the Closing,

			 (a) Such Seller shall have the right, power and capacity to execute, deliver and perform this Agreement and all other agreements, documents and certificates contemplated or required of such Seller hereby (collectively, the "Seller's Documents") and to consummate the transactions contemplated hereby and thereby; and

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			 (b)  The execution, delivery and performance of
	  this Agreement and each of the Seller's Documents by such Seller shall have been duly and validly authorized by all necessary action on the part of such Seller. This Agreement and each of the Seller's Documents shall constitute the valid and binding obligations of each Seller, enforceable against such Seller in accordance with their respective terms, except to the extent the enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity. The execution, delivery and performance by such Seller of this Agreement and each of the Seller's Documents and the consummation of the transactions contemplated hereby and thereby will not, subject to the approval by the Boards of Directors of KO, each of the Sellers and CCBSA and CCP, and assuming receipt of the Required Statutory Approvals (as defined herein), with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Seller is subject, (ii) violate any order, judgment or decree applicable to such Seller, (iii) conflict with, or result in a breach or default under, any term or condition of any court order, shareholder agreement, articles of incorporation, bylaws, or any other agreement, document or instrument to which such Seller is a party or by which such Seller or such Seller's Shares are bound excluding from the foregoing clauses (i), (ii) and
	  (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

		    2.02 Ownership of Shares; Voting. Such Seller has sole and exclusive record title to and ownership of all of the Shares registered in such Seller's name, as set forth in Section 3.01(c) of the Disclosure Schedule, and such Section 3.01(c) is a complete list of all such Shares held of record by such Seller or which such Seller has the right to have issued. Section 3.01(c) of the Disclosure Schedule shall be updated at the Closing. Each Seller represents that the Shares owned by such Seller are free and clear of any liens, restrictions, claims, charges, options, rights of first refusal or encumbrances, with no defects of title whatsoever. No former or present holder of the Shares or any other capital stock of the Company has any legally cognizable claim enforceable against such Seller or the Company based upon any sale or purchase of the Shares or such other capital stock by any Seller or predecessors in interest to such Seller. Such Seller has the exclusive right, power and authority to vote the Shares registered in such Seller's name.

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				     ARTICLE III

		      REPRESENTATIONS AND WARRANTIES CONCERNING
			    THE COMPANIES AND SUBSIDIARIES

		    The Sellers hereby represent and warrant to Buyer as follows, with full knowledge that such representations and warranties are a material consideration and inducement to the execution of this Agreement by Buyer and the consummation of the transactions contemplated hereunder. The representations and warranties in this Article III are made by (i) the CCBSA Sellers, jointly and severally, only with respect to CCBSA and its Subsidiaries (ii) the CCP Seller only with respect to CCP and
	  (iii) the BSH Seller only with respect to BSH and its Subsidiaries.

		    3.01  Organization and Authorization.

			 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted, and to own or lease its properties and assets. Except as set forth in Section 3.01(a) of the Disclosure Schedule, the Company is duly qualified and in good standing in every jurisdiction in which the conduct of its business or the ownership of its properties and assets requires the Company to be so qualified and such jurisdictions are listed in Section 3.01(a) of the Disclosure Schedule; neither the property owned or operated by the Company nor the nature of the business conducted by it makes qualification therein necessary under Applicable Law in any other jurisdiction.

			 (b)  The consummation of the transactions
	  contemplated hereby will not (i) violate or conflict with any provision of the statuts or bylaws of the Company (except that approval by the Board of Directors of CCBSA and CCP shall be required prior to the Closing) or any Subsidiary; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under or give rise to any right of termination, cancellation, modification or acceleration under, any note, bond, indenture, mortgage, security agreement, lease, franchise (excluding the Bottling Authorizations, as hereinafter defined), Material Agreement (as defined herein), or any other material instrument or obligation (except as set forth in Section
	  3.19 of the Disclosure Schedule in response to clause (ii) of the first sentence of Section 3.19) to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary or any of their properties or assets are bound, or result in the creation of any lien, claim or encumbrance or other right of any

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	  third party of any kind whatsoever upon the properties or assets
	  of the Company or any Subsidiary pursuant to the terms of any such Material Agreement, instrument or obligation; (iii) except as provided under Section 3.01(b) of the Disclosure Schedule, violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any international, European, national, regional, local or foreign court or governmental or regulatory body, agency or authority ("Governmental Authority") applicable to the Company or any Subsidiary or by which any of their respective properties or assets may be bound ("Applicable Law") (assuming receipt of the Required Statutory Approvals); or (iv) require, on the part of the Company or any Subsidiary, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, except for the Required Statutory Approvals (as defined herein). Excluded from the foregoing clauses (ii) and (iii) shall be such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

			 (c) The issued and outstanding capital stock of the Company is set forth on Section 3.01(c) of the Disclosure Schedule. A list of all shareholders of the Company, showing the address of each and the number of Shares owned is set forth in
	  Section 3.01(c) of the Disclosure Schedule. Section 3.01(c) of the Disclosure Schedule shall be updated at the Closing. All of the issued and outstanding shares of the capital stock are validly issued and are fully paid. The Company does not have outstanding, nor is it bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of capital stock or any other equity security, including any right of conversion or exchange under any outstanding security or other instrument or agreement. All issuances, transfers, purchases or redemptions of the capital stock of the Company and each Subsidiary have complied with all applicable agreements and all Applicable Laws and all Taxes thereon have been paid (except for FRF 5,000 with respect to the capital reduction of CCBSA (the "Capital Reduction") as described in Section 7.04(e) hereof). Except as set forth in Section 3.01(c) of the Disclosure Schedule, no present or former holder of any capital stock of the Company or any Subsidiary or any corporation which has been merged into the Company or any Subsidiary has any legally cognizable claim against the Company or such Subsidiary based upon any issuance, sale, purchase, redemption or involvement in any transfer of any capital stock by the Company or any Subsidiary or any corporation which has been merged into the Company or any Subsidiary. Except with respect

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	  to the Capital Reduction, there are no outstanding obligations of
	  the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company or any Subsidiary. Except as set forth in Section 3.01(c) of the Disclosure Schedule, there are no shares of capital stock held in the treasury of the Company or any Subsidiary except for any shares relating to the Capital Reduction which following the Closing may be held in CCBSA's treasury prior to their cancellation.

			 (d) Except for the ownership interest in each of the entities listed in Section 3.01(d)(i) of the Disclosure Schedule (each a "Subsidiary" and collectively the "Subsidiaries"), the Company has no interest, direct or indirect, in any corporation or entity of any nature except as set forth in
	  Section 3.01(d)(ii) of the Disclosure Schedule. Section 3.01(d)(i) of the Disclosure Schedule sets forth for each Subsidiary the jurisdiction of their incorporation and the number of shares issued and outstanding. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of its incorporation and has all requisite power and authority, corporate and otherwise, to carry on and conduct its business as it is now being conducted, and to own or lease its properties and assets, and is duly qualified in every jurisdiction in which the conduct of its business or the ownership of its properties requires it to be so qualified. Except as set forth on Schedule 3.01(d) of the Disclosure Schedule, all issued and outstanding shares of capital stock of the Subsidiaries are owned by the Company, free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal or other encumbrances, with no defects of title whatsoever. All of the issued and outstanding shares of each Subsidiary are validly issued and are fully paid. There are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement. The Company has the full power, right and authority to vote all of the outstanding shares of the capital stock of each Subsidiary owned by the Company. The Company is not a party to or bound by any agreement affecting or relating to its right to transfer the outstanding shares of any Subsidiary.

			 (e) Copies of the organizational documents and bylaws of the Company and each Subsidiary previously delivered or made available to Buyer are the complete, true, and correct organizational documents and bylaws of the Company and each Subsidiary in effect as of the date hereof. The minutes of directors' and shareholders' meetings, actions taken by written

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	  consent and the stock books of the Company and each Subsidiary
	  previously made available to Buyer are the accurate records of directors' and shareholders' meetings, actions taken by written consent and stock issuances through and including the date hereof and reflect all transactions required to be contained in such records. To the knowledge of the Company, except as set forth in
	  Section 3.01(e) of the Disclosure Schedule, the Company has possession and control of all minute books and records, corporate and financial, of the Company and the Subsidiaries for at least five years prior to Closing.

			 (f) All current directors of the Company and each Subsidiary together with the functional managers reporting to the General Managers of CCBSA, CCP and S.A. Coca-Cola Beverages Belgium N.V. are listed in Section 3.01(f) of the Disclosure Schedule.

		    3.02  Bottling Authorizations.

			 (a) Except as set forth in Section 3.02(a) of the Disclosure Schedule, the Company and each Subsidiary have in effect all contractual authorizations required to bottle, can, distribute and sell soft drink and other nonalcoholic beverage products ("Bottling Authorizations", which term includes, without limitation, the arrangements of the Company and/or each relevant Subsidiary with affiliates of Nestle S.A. for the production and distribution of Nestle products) that are necessary for them to conduct their respective businesses as now conducted. The arrangements with Nestle S.A. are described generally in Section 3.02(a) of the Disclosure Schedule. The Sellers and the Buyer acknowledge and agree that effective upon the Closing the Bottling Authorizations (for this purpose limited to KO products) will be terminated and the Companies will be granted new bottling authorizations for KO products in accordance with Sections 7.03(r) and 7.04(k).

			 (b) Except as set forth in Section 3.02(b)(i) of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability to another bottler of products of KO in connection with violations of Bottling Authorizations (for this purpose limited to KO products) (other than transshipments as permitted or required by Applicable Law), and, to the knowledge of the Company, neither the Company nor any Subsidiary has any grounds for any such claim against any other bottler. Section 3.02(b)(ii) of the Disclosure Schedule sets forth a list of all transshipment claims against or by the Company or any Subsidiary which have been asserted within the 12 months preceding the date of this Agreement.

		    3.03  Indebtedness.

			 (a)  Section 3.03 of the Disclosure Schedule
	  lists, as of June 28, 1996 (June 29, 1996 with respect to CCP), all material agreements and other instruments for Indebtedness For Borrowed Money, as well as material indebtedness of the Company and each Subsidiary by way of capital leases ("Capital Leases") (as determined in accordance with accounting principles generally accepted in the United States consistently applied ("US GAAP")), guarantees, undertakings on which others rely in extending credit and all material security arrangements with respect to personal property owned by the Company or any Subsidiary. As used in this Agreement, "Indebtedness For Borrowed Money" includes, without limitation, all obligations of the Company and each Subsidiary evidenced by bonds, debentures, notes or similar instruments or material obligations for the deferred purchase price of property.

			 (b)  Section 3.03 of the Disclosure Schedule
	  lists, as of June 28, 1996, all interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements entered into by the Company or any Subsidiary pursuant to which the Company or a Subsidiary has hedged its interest rate, foreign currency or commodity exposure.

			 (c) Section 3.03 of the Disclosure Schedule shall be updated as of Closing; provided, however, that such update shall include amounts outstanding as of June 28, 1996 (as opposed to as of the Closing Date).

		    3.04  Financial Matters.

			 (a) The Sellers have previously delivered to Buyer true and correct copies of the audited combined balance sheets of BSH and its Subsidiaries, CCBSA and its Subsidiaries, and CCP as of December 31, 1994 and 1995, and the related combined statements of income, share-owners' equity and cash flows for each of the three years in the period ended December 31, 1995, expressed in United States dollar equivalents and prepared in accordance with US GAAP (collectively the "Combined Financial Statements"). Section 3.04(a) of the Disclosure Schedule contains true and correct copies of the audited (except for BSH and Subsidiaries which are unaudited) consolidated balance sheet of each Company as of December 31, 1995, and the related audited (except for BSH and Subsidiaries which are unaudited) consolidated (except that CCBSA's Subsidiary S.A. Beverage Sales International N.V. has not been consolidated with CCBSA's Financial Statements but is presented separately) statement of income for the fiscal year then ended, including the notes thereto (collectively the "Financial Statements") and Management's unaudited consolidated (except for CCBSA and Subsidiaries which are unconsolidated) balance sheet of each Company as of June 28, 1996 (June 29, 1996 for CCP), and Management's related unaudited consolidated (except for CCBSA and

	  Subsidiaries which are unconsolidated) statement of income for the period from January 1, 1996 through June 28, 1996 (June 29, 1996 for CCP) (the "Interim Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of each Company as of December 31, 1995, and the related results of operations for the year then ended. The Financial Statements have been prepared in accordance with US GAAP and the Interim Financial Statements have been prepared in accordance with historical practices of each Company (and in the case of CCBSA, each Subsidiary) consistently applied except as set forth in Section 3.04(a) of the Disclosure Schedule. The Company accounts for certain items including Taxes, liabilities for pensions and other employee benefits and records or accrues for certain items based on a 12-month accounting period ending December 31 of each year. Interim Financial Statements, therefore, while prepared in accordance with past practice, do not necessarily reflect the true and correct financial position of the Company at and through the dates of such Interim Financial Statements. All of the inventories of the Company and the Subsidiaries included in the Financial Statements are valued for the purposes thereof at the lower of cost or market. Management's 1996 budget for each of the Companies and its Subsidiaries (the "1996 Budget") and the June 1996 full-year Rolling Estimate of the Company (the "Rolling Estimate") which have previously been delivered to the Buyer have been prepared in accordance with the historical practices of KO. Prior to the Closing Date, the Company shall provide Buyer with complete access to all of the Company's financial information and records.

			 (b) Except (and to the extent) reflected in the Combined Financial Statements, the Financial Statements, the Interim Financial Statements, this Agreement, or in Section 3.04(b) of the Disclosure Schedule, and except with respect to environmental matters relating to On-Site Property, neither the Company nor any Subsidiary had any liability, other than in the ordinary course of business (whether accrued, absolute, contingent, or otherwise) in excess of $300,000 in the aggregate as of the date of the Interim Financial Statements of a nature required by US GAAP to be disclosed in such Combined Financial Statements, Financial Statements or Interim Financial Statements. Except in the ordinary course of business or as disclosed in
	  Section 3.04(b) of the Disclosure Schedule, neither the Company nor any Subsidiary has incurred any liability (whether accrued, absolute, contingent or otherwise) in excess of $300,000 since the date of the Interim Financial Statements of a nature required by US GAAP to be disclosed. Notwithstanding the foregoing, the Buyer and Seller agree that the Seller shall have no liability for breaches of this Section 3.04(b) resulting from differences between the application of the Company's interim financial statement accounting practices and procedures and the Companies' year-end practices and procedures consistently applied, including, without limitation, Taxes, pensions and employee benefits and year-end marketing accruals.

			 (c) Except as set forth in Section 3.04(c) of the Disclosure Schedule, the trade accounts receivable (net of allowances to cover amounts which may become uncollectible) reflected on the Interim Financial Statements (i) were valid and existing; (ii) represented monies due for goods sold and delivered and services rendered in the ordinary course of business; (iii) were not subject to any refunds or adjustments, or any cognizable defenses, rights of set off, assignments, restrictions, security interests or other encumbrances materially in excess of the historical experience of the Company and (iv) there were no disputes regarding the collectibility of any such accounts receivable materially in excess of the historical experience of the Company.

			 (d) The trade accounts receivable of the Company as of the Closing Date (net of allowances to be established by the Company in accordance with subparagraph (f) below) (i) will be valid and existing; (ii) will represent monies due for goods sold and delivered and services rendered in the ordinary course of business and materially in conformity with the historical practices of the Company; (iii) will not be subject to any refunds or adjustments, or any restrictions, security interests or other encumbrances materially in each case in excess of the historical experiences of the Company; (iv) there will not be any cognizable disputes regarding the collectibility of any such accounts receivable materially in excess of the historical experiences of the Company.

			 (e)  Except as set forth in the factoring
	  agreement entered into by CCBSA and described in the Combined Financial Statements, neither the Company nor any Subsidiary has any liability pertaining to any previous factoring of any of its accounts receivable. Within 20 Business Days after the Closing Date, the Sellers and Buyer shall use their best efforts to cause to be delivered to the Buyer and Sellers an aged accounts receivable listing (together with the reserve amounts established as set forth in (f) below), prepared as of the Closing Date, which reflects customer names, account numbers and outstanding balances, as well as advances to (i) employees in excess of $10,000 and (ii) customers (excluding up-front payments and/or advances to customers in connection with marketing agreements). As used in this Agreement "Business Day" means a day other than a day on which banks in Atlanta, Georgia, Paris, France, or Brussels, Belgium are required or authorized by law to close or a day on which trading on the New York Stock Exchange is closed.

			 (f)  The Buyer and the Sellers agree
	  that in connection with the Transactions, the books of the

	  Company will be closed as of the Closing Date in accordance with Company and KO year-end practices and procedures. Such Closing will be performed consistent with past Company and KO practices and all Tax accruals will be made in accordance with Section 3.06(d). The parties agree that such closing shall be completed as soon as practical following the closing of the Transactions and will use their best efforts to ensure completion of the Closing Date balance sheet and submission to the Sellers and KO for review as described below within two months of Closing. In connection with such Closing, the Buyer and Sellers agree that KO and its advisors shall have access to and the right to examine the books and records of the Company and its Subsidiaries in order to verify that the Closing Date balance sheet presents fairly, in all material respects, the financial position of the Company and its Subsidiaries, has been prepared in accordance with the Company's and KO's year-end practices and procedures and in accordance with US GAAP, and that the Tax accruals required by
	  Section 3.06(d) have been properly made. The Buyer and Sellers agree that the above-described closing procedures including the accounting entries made in accordance therewith, are not intended to affect the purchase price as set forth in Section 1.02 and Exhibit A hereto. The representations and warranties set forth in Sections 3.04(c), (d), (e), 3.06 and 3.09(b) shall be deemed to relate to the financial condition of the Companies and their Subsidiaries as reflected in the Closing Date financial statements to be prepared following the Closing Date in accordance with this subparagraph (f) (and with respect to Tax matters in accordance with Section 3.06(d)).

		    3.05 Absence of Certain Changes and Events. Except as set forth in this Agreement, or reflected in the Financial Statements, the Interim Financial Statements, Section 3.05 of the Disclosure Schedule, the Gibb Report (as defined herein) or any other Section of the Disclosure Schedule, since December 31, 1995, there has not been:

			 (a) any material adverse change in the working capital, assets, liabilities or financial condition of the Company or any Subsidiary, except for normal changes due to seasonality or otherwise in the ordinary course of business;

			 (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets, or financial condition of the Company or any Subsidiary, taken as a whole;

			 (c)  except in connection with the Capital
	  Reduction, any declaration, setting aside or payment of any dividend or other distribution of assets in respect of the capital stock of the Company or any Subsidiary or any direct or indirect redemption, purchase or other acquisition of any such stock, or any sales or other transfers for materially less than fair market value to any shareholder of the Company or any Subsidiary;

			 (d) any issuance or sale, or agreement to issue or sell, by the Company or any Subsidiary of any stock or other equity securities, or any options, warrants, subscriptions, calls or other rights or commitments with respect to the issuance of capital stock or obligations convertible into other equity securities of the Company or any Subsidiary;

			 (e) any merger, consolidation or share exchange or agreement to merge, consolidate or exchange shares with any other corporation (or any transaction having a similar effect) involving the Company or any Subsidiary, or any acquisition of, or agreement to acquire, any share capital or going concern of any other person, firm, association, corporation or other business organization, to which the Company or any Subsidiary is or was a party;

			 (f) except as provided for in the 1996 Budget, any capital expenditure not previously committed, or any new commitment by the Company or any Subsidiary for additions to property, plant or equipment in excess of $200,000 per item;

			 (g) except in the ordinary course of business, any sale or granting to any party or parties of any license, franchise, option or other similar right to sell, distribute, or otherwise deal in or with products, merchandise or services of the Company or any Subsidiary;

			 (h) except as required by US GAAP, any change in any method of accounting or accounting practice or principle used by the Company or any Subsidiary which could have a material adverse effect on the financial statements of the Company taken as a whole;

			 (i) except in connection with the Distri-One litigation described in Section 3.18 of the Disclosure Schedule (the "Distri-One Litigation"), any waiver in the form of a settlement by the Company or any Subsidiary of any material claim or right in dispute;

			 (j) except in connection with the establishment of KO's Region Office in consultation with Buyer, any sale, transfer or other disposition by the Company or any Subsidiary of any material assets, except in the ordinary course of business consistent with past practice;

			 (k) except for normal compensation involving salary and benefits, travel advances, or otherwise in the ordinary course of business consistent with past practice, with respect to any employee, (i) any amount paid, loaned or advanced by the Company or any Subsidiary; or (ii) any material asset transferred or leased by the Company or any Subsidiary;

			 (l) other than with respect to Excluded Items, any write down in value of any inventory of the Company or any Subsidiary other than in the ordinary course of business consistent with past practice; or

			 (m)  any material commitment or material
	  transaction entered into by the Company or any Subsidiary other than in the ordinary course of business consistent with past practices.

		    3.06  Tax and Social Security Matters.

			 (a)  This paragraph provides certain definitions:

			      (i) with respect to this Section 3.06
	       and Sections 5.10, 5.11 and 5.12, the terms Company or Companies shall include any predecessor in interest of a Company; and the terms Subsidiary or Subsidiaries shall include all entities in which a Company currently owns, or has previously owned, more than 50% of the voting power and any predecessors of such entities; and

			      (ii) for purposes of this Agreement,
	       "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies, value added (VAT), real or personal property, withholding, charges for social security premiums, environmental or other transfer, sales and all other taxes of any kind deemed of a fiscal, customs, or social security nature for which the Company or any Subsidiary may have any liability imposed by any Governmental Authority (including interest, penalties or additions associated therewith) whether disputed or not.

			 (b) Except as disclosed in Section 3.06(b) of the Disclosure Schedule (which shall be updated prior to Closing):

			      (i) all Tax returns of the Companies and
	       Subsidiaries, including estimated returns and reports of every kind with respect to Taxes, which are due to have been filed in accordance with Applicable Law, have been duly filed, and all such returns are correct and complete in all material respects;

			      (ii) no audit or formal investigation
	       which could have a material adverse effect on the Company of any return or report of Taxes of the Companies and Subsidiaries is currently underway, pending or to the knowledge of the Company, threatened against the Companies or a Subsidiary, and no issue has been raised in any examination of Taxes of the Companies and Subsidiaries which by application of the same or similar principles, reasonably could be expected to result in an obligation for additional Taxes due for any period ending on or prior to the Closing Date not so examined;

			      (iii) no claims have been asserted and
	       no proposals or deficiencies for any Taxes of the Companies and Subsidiaries are being asserted, proposed or, threatened;

			      (iv) there are not now any extensions of
	       time in effect with respect to the dates on which any returns or reports of Taxes for the Companies or a Subsidiary were or are due to be filed;

			      (v) there are no outstanding waivers or
	       agreements by the Companies or any Subsidiary for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any waivers of the statute of limitations in respect to Taxes for which the Companies or any Subsidiary may have any liability or any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Companies or any Subsidiary or any other matter pending between the Companies or any Subsidiary and any Taxing authority;

			      (vi) there are no liens for Taxes upon
	       any property or assets of the Companies or any Subsidiary except liens for current Taxes not yet due, nor are there any liens which are pending or threatened;

			      (vii) the amount of potential
	       adjustments to the taxable income of CCBSA, as reported on CCBSA's 1994 and 1995 French income tax returns, that relate to any issues associated with the procurement activities of Minute Maid SA will not be greater than FF 60 million for 1994 and FF 60 million for 1995;

			      (viii) under applicable French law, CCP
	       qualifies under Article 208 quinquies of the Code General des Impots and qualifies for treatment as an entity exempt from French income Tax on qualifying earnings derived from its manufacturing operations carried out in the Dunkerque Zone D'Entreprises and such Tax exemption shall not be affected by the consummation of the Transactions; and

			      (ix) true and complete copies of all
	       income Tax returns of the CCBSA, CCP, BSH and each Subsidiary for the taxable year ended December 31, 1994, and with respect to CCBSA and CCP for the taxable year ended December 31, 1995, have been made available to the Buyer.

			 (c) The following representations and warranties are made, except as set forth in Section 3.06 of the Disclosure Schedule, with respect to the Taxes of the Companies and
	  Subsidiaries:

			      (i) all Taxes, deposits or other
	       payments or withholdings for which the Companies or any Subsidiary have any liability under Applicable Law through the date hereof and through the Closing Date (whether or not shown on any return) have been paid in full or have been or will be accrued in the Closing Date financial statements in accordance with Section 3.06(d) as current liabilities for Taxes;

			      (ii) All deficiencies or assessments
	       asserted as a result of any examination of any return or report of Taxes by the Companies and Subsidiaries have been paid in full, accrued on the Financial Statements or finally settled; and

			      (iii) with respect to the participation
	       by any employee of a Company or a Subsidiary in a stock option plan awarding KO shares, no Taxes of, or other payment obligations by, the Companies and Subsidiaries are unpaid for any period ending prior to the Closing Date, nor will any Taxes of, or any other payment obligations by, the Companies or any Subsidiaries be due with respect to such KO stock option plan in the future.

			 (d)  For purposes of this Section 3.06 and Section
	  3.04(f):

			      (i) amounts accrued as current
	       liabilities for Taxes (other than corporate income Taxes) on the Closing Date financial statements will be calculated and accrued (A) in a manner and using such methods as are consistent with the year-end past practices of the respective Companies for reflecting such liabilities on their financial statements; (B) will only reflect consistently applied filing positions of the Companies; and (C) except for Taxes as disclosed in Section 3.06(d)(i) of the Disclosure Schedule, will only reflect accruals for such Taxes associated with the Deemed Short Period;

			      (ii) no corporate income Taxes of any of
	       the Companies and Subsidiaries related to any tax audit, tax assessment or potential audit adjustment shall be accrued on the Closing Date financial statements except that BSH and its Subsidiaries will not accrue more than BEF 21.0 million as current corporate income Tax liabilities (which Tax liabilities relate to periods ending prior to January 1, 1996).

			 (e) In addition to the current and deferred Tax liabilities recorded on the books and records of the Companies through the date hereof and at the Closing Date, BSH has recorded an accrual of BEF 37.5 million for potential Tax contingencies which may arise as a result of the 1993 and 1994 bottling acquisitions and the subsequent reorganizations of BSH (the "BSH Tax Contingencies"). Any portion of the accrual for the BSH Tax Contingencies which exceeds the Tax liabilities associated with the BSH Tax Contingencies may be used either (i) as a deductible against Tax Claims associated with Tax liabilities of BSH and its Subsidiaries, and (ii) to the extent of any excess after such application, such excess amount will be added to the Deductible as set forth in Section 6.04(a) (and to the extent that Losses (as defined in Article VI) have been previously indemnified, such amount shall be reimbursed to Sellers).

		    3.07  Real Property.

			 (a) Section 3.07(a) of the Disclosure Schedule contains a complete list by location of all real property which is (i) currently owned or was owned at any time since December 31, 1994 by the Company, any Subsidiary, or any predecessor in interest; (ii) currently leased by the Company or a Subsidiary, as lessee or lessor; or (iii) as to which the Company or a Subsidiary currently has either an option to purchase, sell or lease, or currently may be obligated to purchase, sell or lease.

			 (b)  With respect to such real property:

			      (i)  All real property which was reflected
	       on the Financial Statements is listed in Section 3.07(a) of the Disclosure Schedule, and, except as disclosed in Section 3.07(a) of the Disclosure Schedule, no ownership interest in any real property has been acquired or disposed of by the Company or a Subsidiary since the date of the Financial Statements.

			      (ii)  All real property owned by the Company
	       or any Subsidiary is owned free and clear of any liens, encumbrances or restrictions whatsoever, except for (A) rights of lessees under the terms of existing written leases which are disclosed to Buyer in Section 3.07(b) of the Disclosure Schedule; (B) liens for Taxes not yet due and payable; (C) liens imposed by Applicable Law and incurred in the ordinary course of business for obligations not yet due and payable to laborers, materialmen and the like; and (D) zoning or other restrictions, variances, covenants, rights-of-way, encumbrances, easements and other minor irregularities of title, none of which, individually or in the aggregate, materially interfere with the present use or occupance of any of the real property by the Company or a Subsidiary, have a material adverse effect on the value thereof for its present use, or would materially impair the ability of the Company or a Subsidiary to sell such property for a use consistent with its present use (each of the foregoing being a "Permitted Lien").

			      (iii) Except as set forth in Section 3.07(b)
	       of the Disclosure Schedule, no real property owned or leased by the Company or a Subsidiary is subject to any governmental decree or order (or to the knowledge of the Company threatened or proposed order) to be sold or taken by public authority, and, except as a result of Applicable Law, arising from Permitted Liens or as set forth in public records, to the knowledge of the Company there are no material rights-of-way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever.

			      (iv) To the knowledge of the Company, except
	       as set forth in Section 3.07(b) of the Disclosure Schedule or the environmental studies, matrices and reports made by Sir Alexander Gibb and Partners LTD in connection with the Transactions (the "Gibb Report") and except to the extent covered by capital expenditures budgeted for in the 1996 Budget, all plants and structures owned or leased by the Company or a Subsidiary, including, without limitation, parking areas, loading docks and roofs, are in reasonably good and safe operating condition and repair, ordinary wear and tear excepted, structurally sound with no known material defects, and reasonably adequate for the uses to which they are being put.

		    3.08  Personal Property.

			 (a)  With respect to the tangible personal
	  property of the Company or a Subsidiary reflected in the Financial Statements (the "Personal Property"):

			      (i) Except as set forth in Section 3.08(a) of
	       the Disclosure Schedule, except for Permitted Liens and purchase money security interests entered into in the ordinary course of business consistent with past practice, the Company or a Subsidiary has good, valid and marketable title free and clear of any liens, encumbrances or restrictions whatsoever, claims, charges, security interests, easements or other encumbrances of any nature whatsoever except for any personal property divested in the ordinary course of business consistent with past practice since the date of such Financial Statements.

			      (ii) Except as set forth in Sections 3.08(a)
	       of the Disclosure Schedule or the Gibb Report and except to the extent covered by capital expenditures budgeted for in the 1996 Budget, the Personal Property other than inventory, is in reasonably good repair, ordinary wear and tear and latent defects excepted, in reasonably good and safe operating condition, and reasonably adequate for the uses to which such property is being put.

			      (iii) Except as set forth in Section 3.08(a)
	       of the Disclosure Schedule, excluding (whether or not booked as inventory) bottles, paper labels, and other packaging materials, cases and pallets, crowns, point of sale materials and novelty items incorporating trademarks of KO (collectively, the "Excluded Items"), all inventory owned by the Company or a Subsidiary is merchantable and of a quality and quantity usable and salable in the ordinary course of the business of the Company or such Subsidiary. No material amount of inventory, whether owned by the Company or a Subsidiary or, to the knowledge of the Company, out in the trade, other than the Excluded Items and inventory which was not manufactured or sold by the Company or any Subsidiaries, is out-of-date by applicable franchisor standards. No inventory previously sold by the Company or any Subsidiaries is subject to returns materially in excess of that experienced by the Company or any Subsidiary during 1995.
	       No food ingredient, finished article of food, food packaging or food labeling included in the inventories manufactured by the Company or any Subsidiaries is in breach of Applicable Laws. There is no pending or, to the knowledge of the Company, threatened, formal investigation or regulatory action affecting any inventories manufactured by the Company or any Subsidiaries.

			 (b)  With respect to any tangible personal
	  property leased by the Company or a Subsidiary pursuant to a lease which extends for a period in excess of 12 months or requires payments in the aggregate in excess of $150,000 per year (the "Leased Personal Property"), except as set forth in Section
	  3.13 of the Disclosure Schedule and except to the extent covered by capital expenditures budgeted for in the 1996 Budget, the Leased Personal Property is in reasonably good repair, ordinary wear and tear and latent defects excepted, in reasonably good and safe operating condition, and reasonably adequate for the use to which such property is being put.

		    3.09  Employee Benefit Plans.

			 (a) Section 3.09 of the Disclosure Schedule lists each Employee Benefit Plan which is currently in effect or as to which the Company or any Subsidiary has any material ongoing liability or obligation. As used herein "Employee Benefit Plan" means each collective bargaining agreement or material contract with any trade union or deferred compensation, profit-sharing, pension, bonus, stock option, stock purchase or other material fringe benefit or material compensation contract, commitment, arrangement or plan (whether written or oral), which the Company or any Subsidiary currently has in effect or in which the Company or any Subsidiary currently participates or under which the Company or any Subsidiary currently has an obligation to make contributions or to pay benefits, for the benefit of persons who are, were or will become in accordance with the terms of the plan, active employees, former employees, retirees, directors or independent contractors (or their dependents, spouses or beneficiaries) of the Company or a Subsidiary.

			 (b) Except as reflected in the Combined Financial Statements, the Financial Statements, the Interim Financial Statements, or in Sections 3.04, 3.05 or 3.09 of the Disclosure Schedule and subject to the provisions of Section 3.04(a) with respect to Interim Financial Statements and subject to Section 3.04(f), all contributions, premium payments and other expenses or liabilities required to be paid, in whole or in part, under each Employee Benefit Plan or with respect thereto through the Closing Date will be paid by the Company or a Subsidiary, and the Company and each Subsidiary have complied in all material respects with their respective obligations with respect to all Employee Benefit Plans. Each Employee Benefit Plan has been maintained in all material respects in accordance with all Applicable Laws.

			 (c) Neither the Company nor any Subsidiary has taken any action that would subject it to material liability, Tax or penalty with respect to any Employee Benefit Plan (other than routine and reasonable claims for benefits made in the ordinary course of plan operations).

			 (d) No current or former employee or director has outstanding options to purchase any stock or other securities in the Company or any Subsidiary, and no Employee Benefit Plan requires that any payments be made in the form of any such stock or securities.

		    3.10 Labor Relations. Except as disclosed in Sections 3.09, 3.10, 3.13 or 3.18 of the Disclosure Schedule:

			 (a) During the two years preceding the date of this Agreement, the Company and each Subsidiary has been and on the Closing Date will be in compliance in all material respects with all Applicable Laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health.

			 (b) During the two years preceding the date of this Agreement, no claims, which individually or in the aggregate are material, have been filed or are or were pending against the Company or any Subsidiary based upon unpaid wages or overtime.

			 (c) There is no formal written charge or formal written complaint alleging any material unfair labor practice or other material labor matter pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

			 (d) There is no organized labor strike, material dispute, stoppage or material slowdown actually pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, and there is no picketing, work stoppage (sympathetic or otherwise), handbilling threatening any of the above, or other material concerted action involving the employees of the Company or any Subsidiary which is in progress.

			 (e) No arbitration proceeding arising out of or under any collective bargaining agreement is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary; and, to the knowledge of the Company, no basis for any such claim for arbitration exists.

			 (f) No agreement, arbitration or court decision or governmental order which is binding on the Company or any Subsidiary expressly limits or restricts the Company or any Subsidiary from relocating or closing any of its respective operations.

			 (g) To the knowledge of the Company, there are no official investigations, administrative proceedings or formal complaints, formal charges of discrimination (including discrimination based upon sex, age, race, religion, national origin, sexual preference, disability, membership in trade unions or being an employees' representative) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

			 (h) Neither the Company nor any Subsidiary has within the last 90 days terminated the employment of or laid off any employee in circumstances which as of the Closing Date would constitute a mass layoff (or with respect to BSH and its Subsidiaries, as of the Closing Date constitute a "collective redundancy" within the meaning of the Royal Decree of May 24,
	  1976), and any prior dismissals constituting mass layoffs or collective redundancies have been totally and definitively settled.

		    3.11 Employees.

			 (a) To the knowledge of the Company, Section 3.11 of the Disclosure Schedule lists the names of all employees in the service of the Company and/or any Subsidiary as of April 26, 1996, as well as the date each of them entered into the service of the Company or any Subsidiary, the date of birth, function, the current salary, any material special benefits or allowances and, with respect to the forty most-highly compensated employees, the fringe benefits and any unusual labor condition which may apply. At the Closing, the Sellers will deliver a list of all employees in the service of the Company and/or any Subsidiary as of June 28, 1996 (June 29, 1996 for CCP).

			 (b) Except as disclosed in Sections 3.09, 3.11 or
	  3.18 of the Disclosure Schedule:

			      (i)  There are no training schemes,
	       arrangements or proposals, whether past or present, in respect to which under the statutes or any collective bargaining agreement a levy may henceforth become payable by the Company or a Subsidiary.

			      (ii) Since December 31, 1995, other than
	       pursuant to collective bargaining agreements, neither the Company nor a Subsidiary has paid or given any unusual increase in or improvement to the emoluments or benefits of or any bonus to any of the members of its board of directors or to its employees or retirees, and neither the Company nor a Subsidiary is under any obligation to increase or improve any such emoluments, benefits or bonus, with or without retrospective operation.

			      (iii) No past or present member of the board
	       of directors of the Company or a Subsidiary, and no employee or group of employees has, singly or in the aggregate, a material claim or claims against the Company or a Subsidiary for loss of directorship or employment or arising out of the termination prior to the Closing Date of his or her directorship or employment (including redundancy payment), and to the knowledge of the Company there is no event which would give rise to such material claim.

		    3.12 Bank Accounts. Section 3.12 of the Disclosure Schedule lists each bank or financial institution in which the Company or any Subsidiary has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

		    3.13 Environmental Matters.

			 (a)  Section 3.13 of the Disclosure Schedule
	  contains a listing of the real property which the parties to this Agreement have agreed shall not be the subject of certain of the representations and warranties contained in this Section 3.13 (the "Onsite Property"). Any real property not described in
	  Section 3.13 of the Disclosure Schedule shall be referred to herein as "Offsite Property." Except as disclosed in Section
	  3.13 of the Disclosure Schedule:

			      (i)  To the knowledge of the Company, except
	       as reflected in the Gibb Report, the Company and each Subsidiary (A) have obtained all material permits, licenses and other material authorizations and filed all material notices which are required to be obtained or filed by them for the operation of their respective businesses under applicable Environmental Laws; (B) have been and are in compliance in all material respects with all terms and conditions of such required material permits, material licenses and material authorizations; and (C) have been and are in compliance in all material respects with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws to the extent that any such noncompliance could result in a material adverse effect on the business of the Company taken as a whole;

			      (ii) With respect to Offsite Property, there
	       are no ongoing, or imminent, public formal governmental investigations of the Company or any Subsidiary pursuant to any Environmental Laws;

			      (iii) With respect to Offsite Property,
	       neither the Company nor any Subsidiary has any liability for or has assumed responsibility for the monitoring, investigation or cleanup of any environmental contamination;

			      (iv) With respect to Offsite Property,
	       neither the Company nor any Subsidiary nor any predecessor in interest has received notice that it has been identified as a potentially responsible party at, or other than in the ordinary course of business, received a request for information pursuant to any Environmental Laws related to, any contaminated or previously contaminated site;

			      (v)  With respect to Offsite Property,
	       neither the Company nor any Subsidiary nor any predecessor in interest has been requested to indemnify another party or contribute towards the monitoring, investigation or cleanup costs of any contaminated or previously contaminated site;

			      (vi) With respect to Offsite Property, there
	       are no underground fuel, oil or chemical storage tanks, above-ground fuel, oil or chemical storage tanks, surface impediments of an environmentally hazardous nature, landfills, polychlorinated biphenyls and/or friable asbestos on, under or within any Offsite Property used at any time by the Company or any Subsidiary; and

			      (vii)  With respect to Offsite Property,
	       there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which have materially interfered with or prevent continued compliance by the Company or any Subsidiary with Environmental Laws in all material respects.

			 (b) As used in this Agreement, "Environmental Laws" means any current legislation, statute, law, code, ordinance, rule or regulation, as well as any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, binding upon the Company or a Subsidiary and relating to (i) the emission of pollutants or hazardous substances into the air, (ii) the discharge of pollutants into the waters, (iii) the disposal of hazardous waste, (iv) the release and/or threatened release of hazardous substances into the environment, or (v) the manufacture, processing, distribution, presence (including, without limitation, any right-to-know laws), use, handling, treatment, storage, transportation or disposal of any chemical, substance, material or waste that has been listed as toxic or hazardous by any Governmental Authority and/or (vi) the protection of the environment and/or of public health and safety.

		    3.14 Insurance Policies. Section 3.14 of the Disclosure Schedule lists all insurance policies currently in force naming the Company or any Subsidiary as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary has paid during the 18 month period preceding the date of this Agreement or is currently obligated to pay all or part of the premiums. Except as set forth in Section 3.14 of the Disclosure Schedule, neither the Company nor any Subsidiary has received notice (excluding notice of a premium increase or contract expiration date) of any pending or, to the knowledge of the Company, threatened termination or retroactive premium increase with respect thereto, and, to the knowledge of the Company, the Company and each Subsidiary is in compliance with all conditions contained therein, the noncompliance with which could result in termination of insurance coverage or increased premiums for prior or future periods. There are no pending material claims against current or prior insurance by the Company or any Subsidiary as to which insurers have denied liability, and there exists no material claim under current or, to the knowledge of the Company, prior insurance that has not been timely and properly filed by the Company or any Subsidiary.

		    3.15 Contracts and Commitments.  Except as set forth in
	  Section 3.01 (with respect to agreements with former shareowners), Section 3.04, Section 3.15 or any other section of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is currently bound by an agreement or contract which meets any of the following criteria:

			 (a) for any matter not in the ordinary course of business and which continues for a period of more than 12 months from Closing (without a right for the Company to terminate) or requires payments, individually or in the aggregate, in excess of $150,000;

			 (b) any marketing agreement or understanding which continues (without a right for the Company to terminate) for a period longer than twelve months from Closing or which requires payments individually or in the aggregate in excess of $150,000 (excluding point of sale materials, marketing and novelty items and other marketing contributions in kind) and which is not materially consistent with past practice;

			 (c) restricting the right of either the Company or any Subsidiary to compete, whether by restricting territories, customers or otherwise, in any line of business or territory other than Bottling Authorizations and toll packing agreements and other than customary customer or distribution agreements entered into consistent with past practice;

			 (d) other than in the ordinary course of business requiring the Company or any Subsidiary to purchase its requirements for any goods or services which continues for a period of more than 12 months or requires payments in excess of $150,000 (other than pursuant to Bottling Authorizations and pursuant to pool purchasing arrangements administered by affiliates of the Seller and with respect to vehicles and vehicle maintenance);

			 (e) with any officer, director or shareholder (other than pursuant to Bottling Authorizations or toll packing agreements, pursuant to pool purchasing agreements administered by affiliates of the Seller, or agreements with the Seller relating to customer or consumer marketing activities) of the Company or a Subsidiary, with any spouse, in-law, child, sibling or parent of any such person or with any company or other organization in which any of the foregoing has, to the Company's knowledge, a material direct or indirect financial interest, excluding investments in public companies and employment contracts disclosed in any Disclosure Schedule;

			 (f)  relating to participation in a business
	  association conducted as a cooperative (other than pursuant to arrangements with Nestle beverages and pool purchasing arrangements administered by affiliates of the Seller), partnership or joint venture;

			 (g) for political contributions or for charitable contributions;

			 (h) granting a continuing or ongoing power of attorney other than pursuant to the Company's Chart of Authority;

			 (i) other than as disclosed in Section 3.03 of the Disclosure Schedule, outstanding loans, loan commitments, factoring or credit line agreements (excluding credit extended in the ordinary course of business to purchasers of inventory) to any person ("Third-Party Loans") or any subordination agreement executed by the Company or a Subsidiary relating to any of the Third-Party Loans;

			 (j) other than in the ordinary course of business relating to the distribution of products by the Company or any Subsidiary which continue for a period of more than 12 months from closing without a right for the Company to terminate or require payments in the aggregate in excess of $150,000 (other than Bottling Authorizations);

			 (k)  guarantees, other than guarantees listed in
	  Section 3.03 of Disclosure Schedule;

			 (l) requiring the Company or any Subsidiary to share profits, revenues or cash flows (other than Employee Benefit Plans disclosed in Section 3.11 of the Disclosure Schedule); or

			 (m) any consulting contract which continues for a period of more than 12 months following the Closing without a right for the Company to terminate or requires payments in the aggregate in excess of $150,000.

		    3.16 Intellectual Property Rights. Except with respect to rights granted to the Company or a Subsidiary in connection with Bottling Authorizations and copyrights obtained by CCBSA in the normal course of business in connection with specific Company advertising programs, Section 3.16 of the Disclosure Schedule sets forth a list and description of (i) all trademarks, service marks, trademark registrations, trademark and service mark registration applications, copyrights, inventions, patents and patent applications owned by the Company or a Subsidiary (the "Intellectual Property Rights"), and the jurisdiction in or by which such Intellectual Property Rights have been registered, filed or issued, (ii) all trade names owned or used by the Company or a Subsidiary and the jurisdictions in which such trade names have been registered or filed, and (iii) all contracts, agreements or understandings pursuant to which the Company or a Subsidiary has authorized any person to use, or any person has the right to use, in any business or commercial activity, any of the items listed in clauses (i) and (ii) above. The Company or a Subsidiary owns or has the exclusive right to use free of any liens the Intellectual Property Rights. The validity of the Intellectual Property Rights is not the subject of any claim or demand of any person relating to, or any proceedings which are pending or, to the knowledge of the Company, threatened which challenge, the rights of the Company or a Subsidiary in respect of the Intellectual Property Rights. The Company does not know of any valid basis for any such claim. The use of the Intellectual Property Rights by the Company or a Subsidiary does not infringe on the rights of any person or entity. The Company has no knowledge of any party which is infringing or has infringed the Intellectual Property Rights. Section 3.16 of the Disclosure Schedule discloses a third party's alleged infringement of a KO trademark used by CCBSA.

		    3.17 Certain Violations of Law.

			 (a) Neither the Company nor any Subsidiary nor any predecessor in interest is, nor has it been (by virtue of any action, omission to act, contract to which it is a party, or any occurrence or state of facts whatsoever), in violation of any Applicable Law relating to any Antitrust Laws to the extent that any such violation would have a material adverse effect on the business or prospects of the Company and its Subsidiaries, taken as a whole. As used herein, "Antitrust Laws" shall mean any and all applicable antitrust, competition and unfair trade laws, rules and regulations. The Company, each Subsidiary, and all employees or agents of the Company or a Subsidiary with pricing authority or power to bind the Company or a Subsidiary or any predecessor in interest (collectively, the "Company Parties") are and have been in compliance with all Antitrust Laws in all material respects, and the business of the Company and each Subsidiary and each predecessor in interest has been conducted in compliance in all material respects with the Antitrust Laws. Except as disclosed in Sections 3.17 or 3.18 of the Disclosure Schedule, there is no formal investigation or formal proceeding relating to Antitrust Laws pending or to the Company's knowledge, threatened against any of the Company Parties.

			 (b)  Except as disclosed in Section 3.17(b) or
	  3.18 of the Disclosure Schedule, the Gibb Report, or as otherwise disclosed to and accepted in writing by Buyer, neither the Company nor any Subsidiary is, nor has it been (by virtue of any action, omission to act, contract to which it is a party, or any occurrence or state of facts whatsoever), in violation of any Applicable Law to the extent that any such violation would have a material adverse effect on the business or prospects of the Company and its Subsidiaries, taken as a whole; provided that the representations contained in this Section 3.17 shall not apply to
	  (i) violations which under the terms of this Agreement are required to be disclosed with respect to specific representations and warranties elsewhere in this Agreement; and (ii) violations with respect to On-Site Property.

		    3.18 Litigation. Section 3.18 of the Disclosure Schedule (i) sets forth all material litigation, claims, suits, actions, arbitrations, investigations or administrative, regulatory or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or involving any of their respective properties or businesses and
	  (ii) indicates which of such matters are being defended by an insurance carrier, and which of the matters being so defended are being defended by an insurance carrier which has given notice to the Company that such matter may not be covered by insurance. None of the matters listed in Section 3.18 of the Disclosure Schedule (singly or in the aggregate) will result in a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole. Except with respect to the Distri-One Litigation or as set forth in Section
	  3.18 of the Disclosure Schedule, there are no unsatisfied judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against the Company or any Subsidiary. Except as set forth in Sections
	  3.15 or 3.18 of the Disclosure Schedule, no present or former officer or director of the Company or any Subsidiary has or will have any claim for indemnification from the Company or any Subsidiary related to any act or omission prior to the Closing Date by such present or former officer or director.

		    3.19 No Material Defaults. Except as otherwise disclosed herein or in Section 3.19 of the Disclosure Schedule or in any other section of the Disclosure Schedule to this Agreement, neither the Company nor any Subsidiary (i) is in default in connection with any material agreement or other material commitment to which it is a party or by which it is bound and which is required to be disclosed in the Disclosure Schedule (a "Material Agreement"); (ii) is party to any Material Agreement which would give the other party the right to terminate or amend such agreement upon the consummation of the Transactions; or (iii) has received any notice of cancellation or termination in connection therewith. Except as set forth herein or in Section 3.19 of the Disclosure Schedule or in any other

	  Section of the Disclosure Schedule to this Agreement, all Material Agreements are enforceable in all material respects in accordance with their terms in a manner that obtains for, or imposes upon, the parties the intended primary benefits and obligations of such agreements, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and the discretion of courts in granting equitable remedies. To the knowledge of the Company:
	  (i) there are no pending or threatened bankruptcy, insolvency, or similar proceedings with respect to any party to such Material Agreements resulting in a material credit or business expense for the Company or a Subsidiary, and (ii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) constitutes a default thereunder by either the Company, any Subsidiary or any other party thereto.

		    3.20 Major Suppliers and Customers. Excluding relationships under Bottling Authorizations, Section 3.20 of the Disclosure Schedule lists the five largest (in terms of cost to the Company) suppliers of goods or services to, and the ten largest (in terms of Company revenue) customers of the Company and its Subsidiaries, taken as a whole, together with in each case the amount billed during the 12-month period ended December 31, 1995. Since December 31, 1995, neither the Company nor any Subsidiary has received any notice or other communication (written or, to the knowledge of the Company, oral) from any of the suppliers or customers listed in Section 3.20 of the Disclosure Schedule terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in any material respect in the future, or otherwise reflecting a material adverse change in the business relationship between such customer or supplier, on the one hand, and the Company and its Subsidiaries, taken as a whole, on the other. To the knowledge of the Company, the consummation of the transactions contemplated hereunder will not have an adverse effect on the business relationship of the Company and its Subsidiaries, taken as a whole, with any such supplier or customer. To the knowledge of the Company, none of the officers or directors of the Company or a Subsidiary or the spouse, in-law, child, parent or sibling of any such officer or director, or any company or other organization in which any officer or director of the Company or a Subsidiary or any spouse, in-law, child, parent or sibling of any such officer or director has a direct or indirect financial interest, has any material financial interest in any supplier or customer of the Company or a Subsidiary, excluding investments in public companies.

		    3.21 Required Governmental Licenses and Permits. To the knowledge of the Company, except as set forth in Section 3.21 of the Disclosure Schedule or as referenced in the Gibb Report, the Company and each Subsidiary have all material licenses, material permits or other material authorizations of Governmental Authorities necessary for the production and sale of their respective products and all other material licenses, material permits or other material authorizations of governmental authorities necessary for the conduct of their respective businesses. A list of such material licenses, material permits and material authorizations is set forth in Section 3.21 of the Disclosure Schedule.

		    3.22 Other.

			 (a) No representation or warranty concerning the Company or any Subsidiary in this Agreement, the Disclosure Schedule to this Agreement or the certificate furnished to Buyer pursuant to Section 7.05(a), contains or will contain as of the date made any untrue statement of a material fact, or to the knowledge of the Company omits to state a material fact, necessary to make the statements herein or therein not misleading.

			 (b) Any item disclosed in one section of the Disclosure Schedule shall be deemed disclosed for purposes of any other section of the Disclosure Schedule; provided, however, that any document, agreement, authorization, or legal instrument generally referenced in the Disclosure Schedule shall be deemed disclosed in full with respect to the Disclosure Schedule Section and issue for which it is specifically identified and referenced, provided the full text of such document, agreement, authorization or legal instrument has been made available to Buyer or its agents and representatives.

		    3.23 Copies. True and correct copies of all documents referred to in the Disclosure Schedule have been made available by the Company to the Buyer.


				      ARTICLE IV

	       REPRESENTATIONS AND WARRANTIES OF BUYER AND ENTERPRISES

		    Buyer and Enterprises hereby represent and warrant to the Sellers as follows, with full knowledge that such representations and warranties are a material consideration and inducement to the execution of this Agreement by the Sellers and the consummation of the transactions contemplated hereunder:

		    4.01 Organization and Authorization of the Buyer. Each of Buyer and Enterprises is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

		    4.02  Authorization.  At the Closing,

			 (a) Each of Buyer and Enterprises shall have the full corporate power and authority to enter into this Agreement and all other agreements, documents and certificates contemplated or required of it hereby (collectively, the "Buyer's Documents") and, subject to the Required Statutory Approvals, to consummate the transactions contemplated hereby; and

			 (b)  The execution and delivery by Buyer and
	  Enterprises of this Agreement and each of Buyer's Documents by Buyer and Enterprises will have been duly and validly authorized by all necessary action on the part of Buyer and Enterprises. This Agreement and each of Buyer's Documents will have been duly and validly executed and delivered by Buyer and Enterprises and will constitute the valid and binding agreements of Buyer and Enterprises, enforceable against Buyer and Enterprises in accordance with their respective terms, except to the extent the enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

		    4.03 Noncontravention. The execution and delivery of this Agreement and each of Buyer's Documents by Buyer and Enterprises and the consummation by Buyer and Enterprises of the transactions contemplated hereby and thereby will not, subject to approval by the Affiliated Transaction Committee and the Boards of Directors of Enterprises and Buyer, (i) violate or conflict with any provision of the articles of incorporation or bylaws of Buyer or Enterprises; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice, or both, would constitute an event of default) under, or give rise to any right of termination, cancellation, modification or acceleration under, any note, bond, indenture, mortgage, security agreement, lease, franchise or other material agreement, instrument or obligation to which either of Buyer or Enterprises is a party, or by which either of Buyer or Enterprises or any of their respective properties or assets is bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of Buyer or Enterprises pursuant to the terms of any such instrument or obligation, which breach, violation, or event of default would result in a material adverse effect on either of Buyer or Enterprises; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to either of Buyer or Enterprises or by which any of their respective property or assets may be bound (assuming receipt of the Required Statutory Approvals), excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of either of Buyer or Enterprises, taken as a whole; or (iv) require, on the part of either of Buyer or Enterprises, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, except for the Required Statutory Approvals, other than such filings, registrations, permits, licenses, consents, authorizations or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the ability of Buyer and Enterprises to perform their obligations hereunder and to consummate the Transactions.

		    4.04 Other. To the knowledge of each of Buyer and Enterprises, no representation or warranty by the Buyer in this Agreement, the schedules to this Agreement or the certificate furnished to the Sellers pursuant to Section 7.06(a), contains or will contain as of the date made any untrue statement of a material fact, or to the knowledge of Buyer and Enterprises omits to state a material fact, necessary to make the statements herein or therein not misleading.

				      ARTICLE V

				   OTHER AGREEMENTS

		    5.01 Continuing Operation of Business. Each Seller covenants and agrees that it will cause the Company and each Subsidiary to do or refrain from, as the case may be, the following, on and after the date of this Agreement and until the Closing hereunder (except upon the prior consultation and agreement of the Buyer or as otherwise contemplated herein):

			 (a) To carry on its business in the ordinary and regular course and not engage in any material transaction or material activity or enter into any material agreement or make any material commitment except in the ordinary course of business consistent with past practice, in accordance with the 1996 Budget as revised from time to time consistent with past practice or the Rolling Estimate, or pursuant to existing capital expenditure budgets and commitments;

			 (b)  Except in connection with the Capital
	  Reduction, to carry on its business in all material respects in the same manner as currently conducted, and not institute or commit to institute any material new methods of manufacture, purchase, sale, lease, management or operations;

			 (c) Not to change or amend its statuts or other governing instruments or bylaws or appoint or elect any person or director or officer who is not serving as such on the date hereof;

			 (d) Except with respect to transfers for value in connection with the establishment of KO's French Region Office upon consultation with Enterprises and the proposed Capital Reduction for CCBSA, not to declare, pay or set aside for payment any dividend or other distribution of assets in respect of its capital stock, and not redeem, purchase or otherwise acquire any such stock;

			 (e)  Except in connection with the Capital
	  Reduction, not to issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance, sale or redemption of, any of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or otherwise make changes in its capital structure;

			 (f) Not to organize any subsidiary, acquire any capital stock or other equity securities of any other corporation, or acquire any equity or ownership interest in any business, and not merge with, liquidate into or otherwise combine with any other business, person or entity;

			 (g)  To preserve its corporate existence and
	  business organization intact, and undertake in good faith to preserve in all material respects its relationships with suppliers, customers and others having business relations with it;

			 (h)  Except in connection with the Capital
	  Reduction, or to repay principal and interest on intercompany obligations to KO as reflected in Section 3.03 of the Disclosure Schedule not to incur any Indebtedness For Borrowed Money in excess of $300,000, or make drawings under any line of credit other than in the ordinary course of business, nor guarantee any material obligation, nor permit or suffer any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for purchase money security interests and endorsements of checks in the ordinary course of business;

			 (i) Not to enter into, modify or terminate any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreement pursuant to which the Company or a Subsidiary hedges its interest rate, foreign currency or commodity exposure;

			 (j)  Not to make any voluntary prepayment of
	  indebtedness, even if otherwise permitted by the terms of such indebtedness, provided, that nothing in this Section 5.01 shall be deemed to prohibit it from making scheduled payments on its existing indebtedness;

			 (k) Not to grant or announce any increase in the compensation of or benefits to its officers, directors, or employees, or retirees whether now or hereafter payable, except scheduled increases and bonuses based on policies currently in effect and the regular promotion of employees or otherwise in the ordinary course of business consistent with past practice or in accordance with the 1996 Budget or the Rolling Estimate;

			 (l) Not to make any capital expenditure and not make any new commitment for additions to property, plant or equipment in excess of $100,000 per item except in the case of an expenditure necessitated by a loss which is covered by insurance and except in accordance with the 1996 Budget or the Rolling Estimate;

			 (m) Not to enter into, without using reasonable efforts to consult with Buyer, material marketing commitments with significant soft drink licensors or customers other than in the ordinary course of business consistent with past practices;

			 (n) To use its reasonable best efforts to keep available the services of all employees and not enter into any collective bargaining or other labor agreements or commit to hire or terminate any employee except in the ordinary course of business;

			 (o)  Except for the potential sale of BSH's
	  industrial parcel of land in Boutersem or in connection with the formation of KO's Region Office, not to dispose of any asset (including, without limitation, any interest in a Subsidiary) having a net book value in excess of $100,000, except in the ordinary course of business consistent with past practice or in accordance with the 1996 Budget or the Rolling Estimate;

			 (p)  Not to make any change in any method of
	  accounting or accounting principle or practice used by it which could have a material adverse effect on the financial statements of the Company taken as a whole; and

			 (q) Not to defer beyond the Closing Date any expenditures to fund Employee Benefit Plans which, in accordance with the normal practice of the Company, would have been made prior to the Closing Date.

		    5.02 Post-Closing Covenants of Enterprises, Buyer and the Companies. Following the Closing, Enterprises and Buyer will cause, and each of the Companies will:

			 (a) Until December 31, 1998, continue purchasing items currently purchased by each Company through KO's existing European purchasing arrangements;

			 (b) Pursue good faith discussion with KO aimed at achieving, by December 31, 1998, an appropriately structured cooperative arrangement under which procurement services will be provided for KO's Greater European bottling system, including each of the Companies;

			 (c) Continue to participate, at financial levels proportionately similar (in terms of percentages of amounts allocated to the Companies, on the one hand, and KO and its affiliates on the other hand) to those for the 12 months preceding the Closing, in costs for existing customers and marketing arrangements entered into by KO and/or affiliates of KO (other than the Companies), directly with such customers or marketing partners, the Sellers or the Companies with respect to the territories of each of the Companies; and

			 (d) Continue CCBSA's participation in connection with existing contracts between KO and/or its affiliates (including the Companies) and Jean-Claude Killy on terms substantially similar to those for the 12 months preceding the Closing.

		    5.03 Pursuit of Claims. Following the Closing, if any of the Buyer's Protected Parties suffers (or has suffered) a Loss in respect of which a Seller or a Company or Subsidiary is entitled to recover all or any part of such Loss from any prior owner of any of the Companies or Subsidiaries or any predecessor in interest of such Company or Subsidiary (a "Prior Owner"), the Buyer and Sellers shall cooperate (including by making available files and records, to each other, as appropriate) and shall exercise best efforts to assert and vigorously pursue such claim against and obtain recovery from such Prior Owner. Any net amounts recovered from a Prior Owner and paid to Buyer (or to the relevant Company or Subsidiary) shall be applied against Sellers' indemnification obligations under Article VI of this Agreement. Accordingly, if a Company, Subsidiary, Buyer or Enterprises recovers from a Prior Owner in respect of any such Loss, the amount recovered (reduced by reasonable expenses incurred in obtaining such recovery and taking into account taxation in the hands of the recipient) shall be applied against and reduce the relevant Seller's indemnification obligation such that to the extent such Seller has already satisfied its corresponding indemnification obligation such amount shall be repaid to it or to the extent a Seller recovers from a Prior Owner and such

	  Seller has not yet indemnified Buyer in respect of the corresponding Claim, such Seller shall pay (or cause to be paid) to Buyer the amount thus recovered, and any amount thus paid to Buyer shall be applied against and reduce Sellers' indemnification obligations under Article VI. Buyer and the Companies will advise Sellers and KO (and conversely Sellers and KO shall advise Buyer and Enterprises) of any Losses that may be pursued against a Prior Owner. Buyer and Enterprises will seek Sellers' and KO's guidance in connection with the pursuit of claims against a Prior Owner and, at Sellers' cost and expense, follow Sellers' and KO's reasonable instructions in this regard.

		    5.04 Expenses. Except as may be otherwise provided herein, each party shall pay all costs and expenses incurred by such party or on such party's behalf in connection with this Agreement and the transactions contemplated hereby.

		    5.05 Brokerage Commissions. Sellers and Buyer hereby represent and warrant for the benefit of the other parties that no person, firm, corporation or other entity is entitled to any brokerage commission or finder's fee in connection with any of the transactions contemplated by this Agreement.

		    5.06 Access. For the purpose of conducting, at Buyer's expense, a financial, business, environmental, and legal due diligence review of the Company and its operations, the Sellers agree that they shall (i) provide Buyer with such information as Buyer may from time to time reasonably request with respect to the Company and the transactions contemplated by this Agreement;
	  (ii) provide Buyer and their officers, counsel and other authorized representatives access during regular business hours to the facilities, books, records, officers, employees, accountants (and the accounting work papers), lawyers and consultants of the Company, as Buyer may from time to time reasonably request; and (iii) permit Buyer to make such investigation thereof as Buyer may reasonably request. All such information which Buyer receives shall be held by Buyer and Enterprises in confidence, shall not be disclosed to third parties (except as required by applicable law and to representatives of Buyer assisting Buyer in connection with the Transactions and with respect to whom Buyer and Enterprises shall require shall remain under the same confidentiality obligation) and shall not be used by Buyer or Enterprises except for purposes of evaluating the acquisition contemplated by this Agreement.

		    5.07 Other Offers. So long as this Agreement shall not have been terminated, the Sellers shall not solicit or entertain any offer for, or sell or agree to sell, or participate in any business combination with respect to, any of the Shares or any of the material assets of the Company, except as contemplated by this Agreement, save and except in the usual and ordinary course of business.

		    5.08 Transfer Taxes. Each of the parties will use their reasonable, good faith, legally permissible efforts to minimize any sales, use and/or transfer taxes associated with the transactions contemplated in this Agreement. All such sales and use taxes and all stock transfer taxes (if any), stamp taxes imposed by any jurisdiction, will be the sole responsibility of Sellers.

		    5.09 Public Announcements. No public announcement shall be made with regard to this Agreement or the transactions contemplated by this Agreement without the prior consent of the Sellers and Buyer; provided that either the Sellers or Buyer make such disclosure if they are advised by their counsel that it is required or advisable to do so by Applicable Law or US GAAP or the prior disclosure policy of the Sellers or Buyer. The
	  Sellers, on the one hand, and the Buyer, on the other, agree that they will not make any disclosures about the contents of this Agreement or cause the contents hereof to be publicized in any manner whatsoever by way of interviews, responses to questions or inquiries, press releases or otherwise, or otherwise disclose any aspect of the transactions provided for hereunder, without prior notice to and approval of the other party, except as may otherwise be required or be advisable by law or the prior disclosure policy of the Sellers or Buyer. In the event that either party determines that it is required to make any such disclosure, it will notify the other party prior to making such disclosure in order to permit the other party to obtain an appropriate protective order. The Sellers and the Buyer will in all events discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other party prior to making such announcements or disclosures.

		    5.10 Deemed Short Period. The parties acknowledge that under the law of the jurisdictions in which the Companies and Subsidiaries file income tax returns, the taxable periods of the Company and Subsidiaries will not end as of the Closing Date and no separate income tax returns will be filed for the period beginning January 1, 1996 through the Closing Date ("Deemed Short Period"). As soon as possible after the Closing Date, Enterprises and KO shall cause to be prepared a calculation of the respective taxable income of the Companies and Subsidiaries for the Deemed Short Period, which shall be acknowledged and agreed to by Enterprises and KO. Except as otherwise specified, for purposes of this Agreement, the Deemed Short Period shall be treated as if it were a taxable period of the Companies and Subsidiaries that ended as of the Closing Date.

		    5.11 Election under Section 338. KO acknowledges that Enterprises may make an election under section 338(g) of the Internal Revenue Code of 1986, as amended, with respect to

	  Buyer's purchase of the stock of the Companies. Such an election may also be made with respect to one or more of the Subsidiaries.

		    5.12 Other Tax Matters.

			 (a) No amended or substituted return for the Companies and Subsidiaries for any taxable periods ending on or before the Closing Date shall be filed by either party hereto (or upon instructions of either party hereto) after the Closing Date without the prior written consent of the other party; provided however, that in determining whether to give such consent, the party whose consent is requested shall not act unreasonably. Costs relating to such amended or substituted returns, including attorneys' and accountants' fees and other expenses, shall be paid by the party initiating the request that such amended or substituted returns be filed.

			 (b) Before execution of any extensions of the statutes of limitation for the Companies and Subsidiaries for a taxable period ending on or before the Closing Date, KO shall notify Enterprises. After the Closing Date, Enterprises shall seek the consent of KO (which consent shall not be unreasonably withheld or delayed) prior to the execution of any extension of the statute of limitations for the Companies and Subsidiaries for taxable periods ending on or before the Closing Date. After the Closing Date, Enterprises shall notify KO prior to the execution of any extension of the statute of limitation for the Companies and Subsidiaries for any taxable period which includes the Deemed Short Period.

		    5.13 CCBSA Minority Shareholders. The Buyer undertakes following the Closing to hold itself out as willing to acquire the shares of CCBSA held by the minority shareholders indicated in Section 3.01(c) of the Disclosure Schedule at the per share purchase price set forth in Exhibit A irrespective of whether such buyout is required by Applicable Law.

		    5.14 Retiree Plans. Enterprises shall cause the Companies and their Subsidiaries to continue in effect the retiree benefits as described in Section 3.09 of the Disclosure Schedule; provided, however, that the Companies and their Subsidiaries shall not be required to keep such retirees in the same plans but may provide such coverage to them through new plans.

				      ARTICLE VI

				   INDEMNIFICATION


		    6.01  Certain Definitions.  For the purposes of this
	  Article VI, the following definitions shall apply:

		    "Affected Seller" means any Seller against whom a Claim is asserted.

		    "BSH Protected Parties" means BSH, its Subsidiaries, the Buyer, Enterprises and their respective successors and assigns.

		    "Buyer's Protected Parties" means, collectively, the BSH Protected Parties, the CCBSA Protected Parties and the CCP Protected Parties (as defined below).

		    "CCBSA Protected Parties" means CCBSA, its
	  Subsidiaries, the Buyer, Enterprises and their respective successors and assigns.

		    "CCP Protected Parties" means CCP, the Buyer,
	  Enterprises and their respective successors and assigns.

		    "Claim" or "Claims" means, as the context may require, a claim or claims for Losses asserted under this Article VI by the Buyer on behalf of any of Buyer's Protected Parties against any Seller.

		    "Claimant" means the person or entity asserting a Claim.

		    "Finally Resolved" means that the amount due to the Buyer has been finally determined under the provisions of Section
	  6.06 or by the decision of a court of competent jurisdiction from which there is no further appeal.

		    "Composite Rate" means for any month in which interest is earned hereunder, a rate equal to the 30-day commercial paper rate of interest (on high-grade unsecured notes sold through dealers by major corporations) as published in the Money Rates column of The Wall Street Journal on the second Business Day of the month for the first Business Day of the month.

		    "Loss" or "Losses" means any loss, damage, liability, cost or expense including, without limitation, any interest, fine, penalty, criminal or civil judgment or authorized settlement, court costs, reasonable attorneys and expert witnesses fees, disbursements and expenses, and any indemnification or similar payments required to be made to officers, directors, employees or agents under duly enacted provisions of articles of incorporation or bylaws, board resolutions or undertakings, commitments or other understandings or applicable corporate law, together with interest thereon from the date suffered or incurred at the Composite Rate. A "Loss" shall be defined as being net of any related net tax reductions or benefits relating to such Loss reasonably expected to be received by the Companies, their Subsidiaries, Buyer's Protected

	  Party or Enterprises. The parties agree that the following items shall be excluded from the definition of "Loss" such that no party shall have any obligation with respect to such matters under the provisions of this Article VI: (i) all indirect or consequential damages of any kind or nature including loss of prospective profits, business prospects, sales or business opportunities; (ii) all losses, reductions or unavailability of corporate income tax loss carry-forwards, regardless of whether or not the benefit of such loss carry-forwards has been reflected in the Companies' financial statements through the Closing Date; and (iii) the loss or inability of any Buyer, Company or Subsidiary of any Company to claim Tax deductions for interest with respect to any indebtedness of any of the Companies.

		    6.02 Remedies. Except as otherwise expressly limited by this Article VI:

			 (a) Each CCBSA Seller shall severally, but not jointly, indemnify, defend and hold harmless the CCBSA Protected Parties from any and all Losses suffered or incurred by the CCBSA Protected Parties as a result of, or with respect to, any breach of any representation or warranty made by such CCBSA Seller in
	  Article II of this Agreement.

			 (b) The CCBSA Sellers shall jointly and severally indemnify, defend and hold harmless the CCBSA Protected Parties from any and all Losses suffered or incurred by the CCBSA Protected Parties as a result of, or with respect to the following matters:

			      (i)  Any breach of any representation or
	       warranty made by the CCBSA Sellers in Article III of this Agreement with respect to CCBSA or its Subsidiaries; provided, however, that the CCBSA Sellers will not be liable for a breach or inaccuracy of any representation or warranty that relates to the Onsite Property listed on Schedule 3.13 of the Disclosure Schedule except as provided in Section 6.02(b)(iii);

			      (ii) Any breach or noncompliance by the CCBSA
	       Sellers with any covenant or agreement of the CCBSA Sellers contained in this Agreement;

			      (iii) All items set forth as being the
	       responsibility of KO and the CCBSA Sellers in the environmental responsibility allocations which the Buyer and KO have reviewed and agreed upon and which have been initialed by the parties relating to Onsite Property and delivered in connection with this Agreement (the
	       "Environmental Responsibility Allocations");

			      (iv) Any breach of the representations and
	       warranties contained in Section 3.17(a), regardless of whether disclosed or known, resulting from (A) the French Competition Council's investigations of the complaints brought by Orangina against CCBSA, or (B) the European Commission's investigation of CCBSA based upon a complaint brought by Orangina;

			      (v) Liability for Taxes (other than corporate
	       income Taxes) for periods ending on or prior to the Closing Date in excess of the aggregate amounts accrued pursuant to
	       Section 3.06(d)(i) as liabilities for Taxes (other than corporate income Taxes) of CCBSA and its Subsidiaries in the Closing Date financial statements; and

			      (vi) Any liability for corporate income Taxes
	       for periods ending on or prior to the Closing Date.

			 (c) The CCP Seller shall indemnify, defend and hold harmless the CCP Protected Parties from any and all Losses suffered or incurred by the CCP Protected Parties as a result of, or with respect to, any breach of any representation or warranty made by CCP Seller in Article II of this Agreement.

			 (d) The CCP Seller shall indemnify, defend and hold harmless the CCP Protected Parties from any and all Losses suffered or incurred by the CCP Protected Parties as a result of, or with respect to the following matters:

			      (i)  Any breach of any representation or
	       warranty made by the CCP Seller in Article III of this Agreement with respect to CCP; provided, however, that the CCP Seller will not be liable for a breach or inaccuracy of any representation or warranty that relates to Onsite Property listed on Schedule 3.13 of the Disclosure Schedule except as provided in Section 6.02(d)(iii);

			      (ii) Any breach or noncompliance by the CCP
	       Seller with any covenant or agreement of the CCP Seller contained in this Agreement;

			      (iii) All items set forth as being the
	       responsibility of KO and the CCP Seller in the Environmental Responsibility Allocations;

			      (iv) Any income Tax liability of CCP for
	       periods ending after the Closing Date through October, 1999 that is the result of CCP, KO or any subsidiary as to which KO owns more than 50% of the voting stock taking any action or failing to take any action prior to the Closing Date or taking any action following the Closing with respect to periods preceding the Closing Date (including the Deemed

	       Short Period of CCP) that causes CCP to fail to meet the requirements under applicable French law (including without limitation Article 208 quinquies of the Code General des Impots) and regulations for the Dunkerque Zone
	       D'Entreprises;

			      (v) Liability for Taxes (other than corporate
	       income Taxes) for periods ending on or prior to the Closing Date in excess of the aggregate amounts accrued pursuant to
	       Section 3.06(d)(i) as liabilities for Taxes (other than corporate income Taxes) of CCP and its Subsidiaries in the Closing Date financial statements; and


			      (vi) Any liability for corporate income Taxes
	       of CCP for periods ending on or prior to the Closing Date in excess of FF 1 million (relating to financial income and net foreign currency gains of CCP for the Deemed Short Period).

			 (e) The BSH Seller shall indemnify, defend and hold harmless the BSH Protected Parties from any and all Losses suffered or incurred by the BSH Protected Parties as a result of, or with respect to, any breach of any representation or warranty made by such BSH Seller in Article II of this Agreement.

			 (f) The BSH Seller shall indemnify, defend and hold harmless the BSH Protected Parties from any and all Losses suffered or incurred by the BSH Protected Parties as a result of, or with respect to the following matters:

			      (i)  Any breach of any representation or
	       warranty made by the BSH Seller in Article III of this Agreement with respect to BSH or its Subsidiaries; provided, however, that the BSH Seller will not be liable for a breach or inaccuracy of any representation or warranty that relates to Onsite Property listed on Schedule 3.13 of the Disclosure Schedule except as provided in Section 6.02(f)(iii);

			      (ii) Any breach or noncompliance by the BSH
	       Seller with any covenant or agreement of the BSH Seller contained in this Agreement;

			      (iii) All items set forth as being the
	       responsibility of KO and the BSH Seller in the Environmental Responsibility Allocations;

			      (iv) Any breach of the representations and
	       warranties contained in Section 3.17(a), regardless of whether disclosed or known, resulting from the Distri-One Litigation;

			      (v)  Subject to the provisions of Section
	       3.06(e), liability for Taxes (other than corporate income Taxes) for periods ending on or prior to the Closing Date in excess of the aggregate amounts accrued pursuant to Section 3.06(d)(i) as liabilities for Taxes (other than corporate income Taxes) of BSH and its Subsidiaries in the Closing Date Financial Statements; and

			      (vi) Subject to the provisions of Section
	       3.06(e), any liability for corporate income Taxes for periods ending on or prior to the Closing Date in excess of the amounts accrued on the Closing Date financial statements pursuant to Section 3.06(d)(ii)(B).

			 (g) The Buyer shall indemnify, defend and hold harmless the Sellers from any and all Losses suffered or incurred by the Sellers as a result of, or with respect to the following matters:

			      (i)  Any breach of any representation or
	       warranty made by the Buyer in Article IV of this Agreement;

			      (ii) Any breach or noncompliance by the Buyer
	       with any covenant or agreement of the Buyer contained in this Agreement; and

			      (iii) Any failure of any of the Companies or their Subsidiaries following the Closing to honor their obligations as they fall due to third parties existing on or prior to the Closing Date, including without limitation, with respect to indebtedness of the Companies and their Subsidiaries.

		    6.03  Survival.

			 (a) The representations, warranties, covenants and indemnities contained in this Agreement or any certificate or document delivered pursuant to this Agreement shall not be extinguished by the Closing but shall survive for a period of eighteen months after the Closing Date, except for:

			      (i)  the representations and warranties in
	       Article II and the covenants and indemnities related thereto which shall not expire (except as otherwise provided by law);

			      (ii) the representations and warranties in
	       Sections 3.06 and 3.17(a) and the covenants and indemnities related thereto, which shall terminate 90 days after the expiration of the relevant statute of limitations (including any extension of the relevant statute by agreement or by operation of law); and

			      (iii) the indemnities contained in Sections
	       6.02(b)(iii), 6.02(d)(iii) and 6.02(f)(iii) which shall not expire and the indemnities contained in Sections 6.02(b)(v) and (vi), 6.02(d)(iv), (v) and (vi), and 6.02(f)(v) and
	       (vi), which shall terminate 90 days after the expiration of the relevant statute of limitations (including any extension of the relevant statute by agreement or by operation of
	       law).

			 (b) Subject to the provisions of Section 6.05(c), no investigation or other examination of CCBSA, CCP, BSH or any of the Subsidiaries by the Buyer shall affect the term of the survival of the representations, warranties, covenants and indemnities set forth above.

		    6.04  Deductible.

			 (a) The Buyer's Protected Parties shall not be entitled to indemnification under this Article VI until the aggregate amount of Claims for Losses asserted (whether collectively or by any one of them) exceeds $1,000,000 (the "Deductible"), and then only to the extent of such excess. As set forth in Section 3.06(e), the Deductible shall be increased by the amount, if any, by which the accrual described in such Section exceeds Claims associated with the Tax liabilities of BSH and its Subsidiaries.

			 (b) Notwithstanding the provisions of (a) above, any claim of Loss pursuant to Sections 6.02(a), 6.02(b)(iii),
	  (iv), (v) or (vi), 6.02(c), 6.02(d)(iii), (iv),(v) and (vi),
	  6.02(e) or 6.02(f)(iii), (iv), (v) or (vi) shall not be subject to the Deductible; however, the Buyer's Protected Parties shall not be entitled to indemnification under Sections 6.02(b)(v), 6.02(d)(v) or 6.02(f)(v) unless and until the aggregate amount of all Claims under such Sections exceeds $100,000 (at the exchange rate as of the date of payment) and then only to the extent of such excess.

		    6.05 Limitation upon Recovery.

			 (a) The aggregate liability hereunder of any Seller shall not exceed that portion of the purchase price allocated to such Seller pursuant to Section 1.02 of this Agreement.

			 (b)  The amount of any Loss suffered by an
	  indemnified party hereunder shall be reduced by the amount of any recovery, including proceeds of insurance received or likely to be received by, such indemnified party, provided such receipt is expected in a commercially reasonable time period, (reduced by any (i) Taxes payable with respect to such recovery and (ii) reasonable expenses incurred in obtaining such recovery). If the recovery is received by an indemnified party after it has received indemnification under this Article VI from a Seller, then a refund equal to the recovery, after any reductions as provided above, shall be made promptly to the Seller having paid indemnification. Without limiting the foregoing, if a Claim in favor of an indemnified party is created in connection with the occurrence of a Loss which has not been collected by the indemnified party at the time payment with respect to the Loss is made under this Article VI, then the indemnified party shall assign such Claim to the indemnifying party as a condition to the payment of the Loss or, if the Claim cannot be assigned, then the indemnified party shall use all commercially reasonable efforts to collect the Claim for the benefit of, but at the direction and expense of, the indemnifying party.

			 (c) Buyer acknowledges and agrees that: (i) to the best of Buyer's knowledge, the Seller's representations and warranties as set forth in this Agreement are accurate and adequate and such representations and warranties do not contain any inaccuracy or inadequate statement; and (ii) the Buyer expressly waives any and all recourse under this Article VI against any Seller and KO in relation to any misrepresentation for which Buyer had knowledge. As used in this Agreement, the term "to the knowledge of the Buyer" or "for which Buyer had knowledge" or any variations thereof shall mean the state of facts, conditions or circumstances which (i) is known to Norman
	  P. Findley, Joe Heinrich or Carol A. Benton or (ii) reasonably should have been known to Norman P. Findley, Joe Heinrich or Carol A. Benton including without limitation as a result of disclosure by Sellers to Buyer of the text of the documents referenced in Section 6.05(c) of the Disclosure Schedule; provided, however, that Buyer's knowledge shall not be a bar to indemnification pursuant to Sections 6.02(a), 6.02(b)(iii), (iv),
	  (v) and (vi),6.02(c), 6.02(d)(iii), (iv), (v) and (vi), 6.02(e)
	  and 6.02(f)(iii), (iv), (v) and (vi).

		    6.06  Notice and Resolution of Claim.

			 (a) Without extending the time periods provided in this Article VI, the Buyer shall promptly notify KO, in writing, of any facts with respect to which Buyer reasonably believes it may wish to assert a Claim for recovery, specifying in reasonable detail the nature of the Loss, the Seller from which indemnity is requested, the facts which form the basis of the Loss and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. Buyer's failure to deliver timely notice to KO pursuant to this Section 6.06 shall not limit Buyer's right to recover under Article VI, unless such failure prejudiced any Seller's right to defend such Claim, in which case the recovery shall only be limited to the extent the Seller was prejudiced. The Buyer shall provide to KO as promptly as practicable thereafter information and documentation reasonably requested by KO to support and verify the Claim asserted. KO is hereby authorized to receive all notices of Claims on behalf of all Sellers.

			 (b) After receipt of a notification of facts which could give rise to a Claim, the Claimant, KO and the Affected Seller(s) shall negotiate in good faith to reach agreement as to (i) whether the claim is indemnifiable under this
	  Article VI, and, if so, (ii) the amount of the Loss. Upon reaching such agreement, KO shall pay, or cause to be paid, to Enterprises the agreed amount of the Loss, if any. In the event that the Claimant, KO and the Affected Seller(s) are unable to agree upon whether the Claim is indemnifiable under this Article VI, or the amount of the Loss, any party may resort to arbitration as provided in Section 6.08.

		    6.07  Defense.

			 (a)  Except as set forth in 6.07(e) and
	  6.07(f)(ii), the Buyer shall conduct the defense of any proceeding which could give rise to a Claim ("Proceeding"). KO shall have the right to approve in advance all attorneys, accountants, experts and others engaged by the Buyer to assist in the defense of any Proceeding, which approval shall not be unreasonably withheld or delayed, and all fee arrangements and other compensation or reimbursement arrangements made by the Buyer in connection with the defense of any Proceeding shall be subject to the prior approval of KO, which approval shall not be unreasonably withheld or delayed. KO shall be under no obligation to approve or indemnify the Buyer for the cost of engaging more than one law firm to assist in the defense of a Proceeding, provided, however, that KO may give such approval in its sole discretion, in which case the cost will be indemnified if otherwise required under this Agreement. In the event a Proceeding includes both claims, demands or other actions by a third party for which the Buyer is entitled to be indemnified under this Agreement and claims for which the Buyer is not entitled to be so indemnified, the Buyer shall direct all attorneys, accountants, experts and others engaged by the Buyer to assist in the defense of such Proceeding to allocate their fees and expenses between the two types of claims in the preparation of their fee statements, and KO shall not be required to indemnify the Buyer for the payment of any such fees and expenses until such allocation has been made, and then only for the portion allocated to the claims, demands or actions for which the Buyer is entitled to be indemnified under this Agreement. KO shall not be liable for any settlement of any Proceeding effected without its prior written consent, which shall not be unreasonably withheld or delayed.

			 (b) The Buyer acknowledges and agrees that the defense and outcome of any Proceeding involving one or more questions of competition law may have an effect upon the manner in which KO conducts its business throughout the European Union and the EEA. The Buyer consequently undertakes to consult closely with KO in the defense of any such Proceeding and to keep KO closely informed of all developments therein in a timely manner. Notwithstanding (a) above, because of the possible effect of Proceedings involving questions of competition law on KO, KO shall have the right to approve in advance in its sole discretion, all attorneys, accountants, experts and others engaged by Buyer to assist in the defense of such Proceedings.

			 (c) Subject to the prior written consent of KO, statements, invoices and accounts rendered by attorneys, accountants, experts and others engaged by the Buyer to assist in the defense of a particular Proceeding or particular group of Proceedings may be submitted to KO for approval and payment, to the extent they may be indemnifiable under this Agreement, when rendered. Before submitting them to KO, the Buyer shall review such statements, invoices and accountants and shall determine whether any of the amounts therein are excessive and shall advise KO in the event of a determination that any such amounts are excessive. The approval and payment by KO of statements, invoices and accountings in accordance with this subparagraph (c) shall be without prejudice to the right of KO to contest that the amounts paid by it were indemnifiable under this Article VI following final resolution of the Proceeding(s) in connection with which the expenses were incurred.

			 (d) Upon final resolution of a Proceeding, the Claimant, KO and the Affected Seller(s) shall negotiate in good faith to reach agreement as to (i) whether such Proceeding gave rise to a Claim that is indemnifiable under this Article VI, and if so (ii) the amount of the Loss incurred by the Claimant. In the event that the Claimant, KO and the Affected Seller(s) were unable to agree upon whether the Claim is indemnifiable under this Article VI, or the amount of the Loss, any party may resort to arbitration as provided in Section 6.08.

			 (e) Upon written notice to Enterprises, KO shall, at its sole cost and expense, direct the conduct of the defense of any Proceedings that are pending and being defended at the time of the Closing (such Proceedings which KO shall continue to conduct include, without limitation, those specified on Section 6.07(e) of the Disclosure Schedule) and Enterprises agrees to cooperate with KO in the defense of all such Proceedings and to cause the Companies to execute and file or cause to be executed and filed any documents that KO may reasonably deem to be appropriate in connection with such defense. Buyer shall be allowed to participate, through its counsel and at its sole cost and expense, in such Proceedings and KO shall not settle any such Proceedings without the prior consent of Buyer, which consent shall not be unreasonably withheld or delayed.

			 (f)  With respect to Taxes:

			      (i)  after the Closing, upon the receipt of
	       any notice, oral or written, of the audit, or any other document from a taxing authority relating to a potential Tax liability or adjustment of reported Taxes of the Companies and Subsidiaries for the taxable periods ending before the Closing Date, Enterprises will promptly notify KO, in writing, of such notice, and KO shall promptly notify Enterprises of any such notice received by the Sellers or KO; and

			      (ii) if it so elects, by written notice to
	       Enterprises, KO may control, at its cost and expense, the examination of Taxes (including any administrative appeal) of the Companies and Subsidiaries, for any taxable periods ending prior to the Closing Date; provided, however, that KO shall keep Enterprises informed as to the status of all Tax audits, examinations and administrative appeals for such prior periods. If it is necessary or appropriate, in the reasonable judgment of KO, to protest or pursue an administrative appeal relating to any periods ending before the Closing Date, then Enterprises agrees to execute and file, or cause to be executed and filed, on behalf of KO such protests or other documents which KO may deem to be appropriate to such proceeding.

		    6.08  Arbitration.

			 (a) Any dispute, controversy or claim arising out of, relating to, or in connection with, the provisions of Sections 6.06(b) or 6.07(d), or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the International Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Atlanta, Georgia in the United States of America, and the arbitration shall be conducted in the English language.

			 (b) The arbitration shall be conducted by three arbitrators. The party (Buyer and/or Enterprises as the case may be or alternatively KO and/or Sellers) which initiates such arbitration ("Claimant") shall appoint one arbitrator and the answering party ("Respondent") shall appoint another arbitrator. If either side fails to appoint an arbitrator within the specified time period, then that arbitrator shall be appointed by the American Arbitration Association. The first two arbitrators appointed in accordance with this provision shall appoint a third arbitrator within 30 days after the later of the first two arbitrators is appointed. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the parties of the appointment. If the first two arbitrators fail to appoint a third arbitrator, or so to notify the parties within the time period prescribed above, then the American Arbitration Association shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as Chair of the Tribunal.

			 (c) The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

				     ARTICLE VII

				     THE CLOSING


		    7.01 Time, Date and Place of Closing. The payments and deliveries contemplated by this Agreement to be made at the Closing shall be made at the offices of CCBSA, at 10:00 a.m., local time in Paris, France, on July 26, 1996, or such other date and location as may be mutually agreeable. The date on which the last of such payments and deliveries occurs is hereinafter referred to as the "Closing Date," and the events comprising such payments and deliveries are hereinafter collectively referred to as the "Closing."

		    7.02 Events Comprising the Closing. The Closing shall not be deemed to have occurred unless and until the purchase price set forth in Section 1.02 and all other documents set forth herein shall have been paid and delivered, and none of these items shall have been deemed to be paid and delivered unless and until all of them have been paid and delivered.

		    7.03 Conditions to Obligations of Buyer. The obligations of Buyer to make the deliveries and payments under this Article VII and to close the Transactions are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by
	  Enterprises:

			 (a) The representations and warranties of each of the Sellers contained in Articles II and III hereof shall be true in all respects as of the date when made and as of the Closing Date as if made on such date.

			 (b) The Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

			 (c)  No European, federal, state or local
	  governmental unit, agency, body or authority with competent jurisdiction over the subject matter hereof shall have instituted any action, suit or proceeding or given notice of its intentions to do so, which in the reasonable opinion of Enterprises and its counsel has a material and adverse effect on the transactions contemplated by this Agreement.

			 (d) Buyer shall have completed a review in form and scope satisfactory to Buyer of business, financial and legal matters with respect to each of the Companies and, on the basis of such review, nothing shall have come to the attention of the Buyer that causes the Buyer to conclude, in their sole discretion, that any of the Companies and the Subsidiaries, taken as a whole, have suffered any material adverse change in its business, prospects, financial condition, working capital, assets, liabilities (absolute, secured, contingent or otherwise), reserves or operations since the date of the Interim Financial Statements.

			 (e) Buyer shall have received (i) commitments from all issuers of Bottling Authorizations that each such issuer will consent to the transactions contemplated hereby and will enter into its respective standard form production, sale and distribution agreements for such soft drink products with each of the Companies or Enterprises, and (ii) any other consents required by the transactions contemplated hereby.

			 (f) All governmental approvals legally required for the consummation of the transactions in the form contemplated hereby and without the imposition of conditions or restrictions objectionable to Buyer shall have been obtained.

			 (g) If the French competent authorities pursuant to Title 5 of the French Ordinance No 86-1246 of December 1st, 1986 (the "French Competition Act") request that Buyer seek to have the Transactions approved by the French competent authorities pursuant to Title 5 of the French Competition Act, the French Minister of Economy (charge du ministre de Economie) shall have either (i) not responded within the two-month time-limit provided for in Article 40 of the French Competition Act or
	  (ii) notified to Buyer its decision neither to refer the Transactions before the French Competition Council (Conseil de la concurrence) nor to object to it or (iii) decided not to object to the Transactions subject to such conditions and/or obligations that the French Minister of the Economy shall have provided for in said decision and Buyer shall have informed Sellers in writing that it considers said conditions and/or obligations acceptable to it.

			 (h) If the Belgian Competition Service requests that Buyer seek to have the Transactions approved by the Competition Counsel pursuant to article 10 of the Act of August 5, 1991 ("Belgian Competition Act"), the Competition Counsel shall have either (i) not responded within the one month time limit provided for in article 33 Section 2(3) of the Belgian Act or (ii) notified Buyer of its decision not to object to the Transactions or (iii) decided not to object to the Transactions subject to such conditions and/or obligations that the Belgian Competition Counsel shall have provided for in said decision, and Buyer shall have informed Sellers in writing that it considers said conditions and/or obligations acceptable to it.

			 (i) All agreements, certificates, opinions and other documents delivered by the Sellers to Buyer hereunder shall be in form and substance reasonably satisfactory to Buyer.

			 (j) The Board of Directors of KO and each Seller shall have authorized the execution and delivery of this Agreement and the consummation of the Transactions and the Buyer shall have received certified copies of the resolutions of the board of directors of KO and each Seller.

			 (k) CCBSA and CCP shall have a general meeting of the shareholders of each such Company to be held as soon as reasonably practical subsequent to the Closing of the Transactions and one item on the agenda for such general meeting shall be the appointment of new directors of CCBSA and CCP, as the case may be.

			 (l) The board of directors of CCBSA and CCP shall have approved the Buyer and its designees as the new Shareholders of each such company and the Buyer shall have received certified copies of such board resolutions.

			 (m) All necessary consultation with labor unions representing the employees of the Company and the Subsidiaries shall have been completed and the necessary advice from the works council of the Company and the Subsidiaries shall have been received. The conditions set forth in Sections 7.03(c), (f), and
	  (m) are referred to herein as the "Required Statutory Approvals".

			 (n) All directors of each of the Companies and their Subsidiaries (other than such directors which Buyer chooses to retain) shall have delivered to Buyer their resignations as directors or trustees of employee benefit plans, effective as of the Closing Date.

			 (o) The Affiliated Transaction Committee shall have approved the Transactions and the board of directors of Enterprises shall have authorized the execution and delivery of this Agreement and consummation of the Transactions.

			 (p) Sellers shall have delivered, at least two Business Days prior to the Closing Date, the updated Sections of the Disclosure Schedule required pursuant to Sections 3.01(c),
	  3.03 and 3.06(b) and such updated Sections shall not contain any material changes from the Sections of the Disclosure Schedule previously delivered except such changes resulting from the Capital Reduction.

			 (q) Enterprises and KO shall have executed an agreement regarding the Business Plan for CCBSA, CCP and BSH, the terms of which shall be satisfactory to the Buyer and Sellers (the "Business Plan Agreement").

			 (r) KO shall have entered into new Bottler s Agreements and toll packing agreements with the Companies and their respective Subsidiaries, as applicable, effective as of the Closing Date, containing terms and conditions satisfactory to Enterprises and KO.

		    7.04 Conditions to Obligations of the Sellers. The obligations of the Sellers to make the deliveries under this
	  Article VII and to close the transactions are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by the Sellers:

			 (a) The representations and warranties of Buyer in Article IV hereof shall be true in all material respects as of the date when made and as of the Closing Date as if made on such date.

			 (b) Buyer shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

			 (c)  No European, federal, state or local
	  governmental unit, agency, body or authority with competent jurisdiction over the subject matter hereof shall have instituted any action, suit or proceeding or given notice of its intentions to do so, which in the reasonable opinion of the Sellers and their counsel has a material and adverse effect on the transactions contemplated by this Agreement.

			 (d) The Required Statutory Approvals shall have been obtained.

			 (e) CCBSA shall have reduced its share capital by approximately FF 1.260 billion, and the funding of not less than approximately FF 1.024 billion of the share redemption shall have been financed by CCBSA's borrowing such amount from a nonaffiliated financial institution. Prior to the Closing Date, KO shall keep Enterprises informed as to the status of the redemption of certain shares of CCBSA that has been initiated by CCBSA.

			 (f) All agreements, certificates, opinions and other documents delivered by Buyer to the Seller or KO hereunder shall be in form and substance reasonably satisfactory to the Sellers.

			 (g) The Board of Directors of KO and each Seller shall have authorized the execution and delivery of this Agreement and the consummation of the Transactions and the Seller shall have obtained certified copies of the resolutions of the board of directors of KO and each Seller.

			 (h) The board of directors of CCBSA and CCP shall have approved the Buyer and its designees as the new Shareholders of each such company and the Seller shall have obtained certified copies of such board resolutions.

			 (i) The Affiliated Transaction Committee shall have approved the Transactions and the board of directors of Enterprises and the Buyer shall have authorized the execution and delivery of this Agreement and consummation of the Transactions and Enterprises and the Buyer shall have provided certified copies of such resolutions or other evidence satisfactory to KO of such authorization.

			 (j) Enterprises and KO shall have executed the Business Plan Agreement.

			 (k) KO shall have entered into new Bottler s Agreements and toll packing agreements with the Companies and their respective Subsidiaries, as applicable, effective as of the Closing Date, containing terms and conditions satisfactory to KO and Enterprises.

		    7.05 Deliveries by the Sellers at the Closing. Delivery by the Sellers of the following at the Closing shall be a condition to the obligation of Buyer under this Agreement:

			 (a) A certificate dated the Closing Date executed by each of the Sellers certifying that (i) the representations and warranties of such Seller hereunder are true and correct on the Closing Date as if made on and as of such date or if not, to what extent they are not, (ii) such Seller has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, and (iii) the applicable conditions precedent to the obligations of such Seller hereunder have been fulfilled or waived.

			 (b) Opinion of counsel to the Seller, dated the Closing Date, in the form of Exhibit B.

			 (c)  The CCBSA Sellers shall have delivered
	  appropriate ordres de mouvement governing the transfer of the CCBSA Shares to the Buyer.

			 (d)  The CCP Seller shall have delivered
	  appropriate ordres de mouvement governing the transfer of the CCP Shares to the Buyer.

			 (e)  The BSH Seller shall have delivered the
	  appropriate instructions and, if need be, powers of attorney to proceed at Closing with the inscription of the transfer of the BSH Shares in the Registre des actionnaires of BSH.

			 (f) Each of the persons identified on Section 7.05(f) of the Disclosure Schedule shall have delivered to the Buyer ordres de mouvement registration sufficient to transfer title to the shares held by them in any of the Companies to the nominees of the Buyer to the respective boards of directors.

			 (g) The minute books and stock books of each Company and each Subsidiary.

			 (h) The resignation, dated as of the Closing Date, of the directors of each Company and each Subsidiary (other than such directors Buyer chooses to retain).

		    7.06 Deliveries by Buyer at the Closing. Delivery by Buyer of the following at Closing shall be a condition to the obligation of the Sellers under this Agreement:

			 (a) Certificates dated the Closing Date executed by Buyer certifying that (i) the representations and warranties of each of such Buyer hereunder are true and correct on the Closing Date as if made on and as of such date or if not, to what extent they are not, (ii) such Buyer has performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by such Buyer prior to or at the Closing, and (iii) the applicable conditions precedent to the obligations of such Buyer hereunder have been fulfilled or waived.

			 (b) Certified copies of the resolutions of the boards of directors of Enterprises and the Buyer and approval of the Affiliated Transaction Committee authorizing the execution and delivery of this Agreement and the consummation of the transactions herein contemplated.

			 (c) Opinion of counsel to Buyer dated the Closing Date, in the form of Exhibit C.

			 (d) Payment of the Purchase Price and repayment of all intercompany debt owed by the Companies to KO affiliates as required under Section 1.02.

				     ARTICLE VIII

			     TERMINATION AND ABANDONMENT


		    8.01 Termination and Abandonment. This Agreement may be terminated at any time and the transaction abandoned at any time prior to the Closing without liability of any party to any other party under the following circumstances:

			 (a) The mutual written agreement of the Sellers and Buyer;

			 (b)  By the Sellers if the Closing has not
	  occurred before September 15, 1996 because all conditions to the Sellers' obligations have not been satisfied or waived or because the Buyer has not made all required deliveries, unless the Closing has not occurred solely because of (i) a Governmental Objection (as defined in this Section 8.01) or (ii) because all Required Statutory Approvals as defined in Section 7.03(m) have not been obtained.

			 (c) By Buyer if the Closing has not occurred before September 15, 1996 because all conditions to Buyer' obligations have not been satisfied or waived or because the Sellers have not made all required deliveries, unless the Closing has not occurred solely because of (i) a Governmental Objection or (ii) because all Required Statutory Approvals as defined in
	  Section 7.03(m) have not been obtained.

			 (d) Either party may terminate by written notice to the other if any action or proceeding shall have been instituted before any court or other governmental body or, to the knowledge of the party giving such notice, shall have been threatened formally in writing by any public authority with requisite jurisdiction, to restrain or prohibit the transactions contemplated by this Agreement or to subject one or more of the parties or their directors or their officers to liability on the grounds that it or they have breached any law or regulation or otherwise acted improperly in connection with such transactions (a "Governmental Objection"), and such action or proceeding shall not have been dismissed or such written threat shall not have been withdrawn or rescinded before November 15, 1996.

		    8.02 Rights and Obligations on Termination. If this Agreement is terminated and abandoned as provided in this Article VIII, each party will, at the request of the other, return all documents, work papers and other material of the requesting party, including all copies thereof, relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and all information received by any party to this Agreement with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information except as may be required by law; provided, however, that this shall not apply to any document, work paper, material, or any other information which is a matter published in any publication for public distribution or filed as public information with any governmental authority or is otherwise in the public domain.


				      ARTICLE IX

			       MISCELLANEOUS PROVISIONS

		    9.01 Good Faith; Further Assurances; Further Cooperation. The parties to this Agreement shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, the parties hereto shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate or document the transactions contemplated by this Agreement.

		    9.02 Notices. All notices, communications and deliveries under this Agreement shall be made in writing, signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given, and shall be deemed given on the date delivered if delivered in person, (or by recognized overnight courier) or three Business Days after being mailed (with postage prepaid) if mailed certified mail, return receipt requested. Such notice shall not be effective unless copies are provided contemporaneously to the persons indicated below, but neither the manner nor the time of giving notice to those to whom copies are to be given shall control the date notice is given or received. The addresses and requirements for copies are as follows:

			 To Enterprises or Buyer:

			 Mr. John R. Alm
			 Senior Vice President
			   and Chief Financial Officer
			 Coca-Cola Enterprises Inc.
			 2500 Windy Ridge Parkway
			 Atlanta, Georgia 30339

			 if by mail, to:

			 Post Office Box 723040
			 Atlanta, Georgia 31139-0040
			 with a copy to:

			 E. Liston Bishop III, Esq.
			 Miller & Martin
			 1000 Volunteer Building
			 832 Georgia Avenue
			 Chattanooga, Tennessee  37402-2289

			 *    *    *    *    *    *    *

			 To KO or Sellers:

			 The Coca-Cola Company
			 One Coca-Cola Plaza
			 Atlanta, Georgia 30313
			 Attention: Chief Financial Officer

			 with a copy to:

			 The Coca-Cola Company
			 One Coca-Cola Plaza, N.W.
			 Atlanta, Georgia 30313
			 Attention: General Counsel

			 if by mail to:

			 P.O. Drawer 1734
			 Atlanta, Georgia 30301

	  or to such representative or to such other address as the parties hereto may furnish to the other parties in writing. If notice is given pursuant to this Section 9.02 of a permitted successor or assign of a party to this Agreement, then notice shall be given as set forth above to such successor or assign of such party.

		    9.03 Definition of Knowledge. As used in this Agreement, the term "to the knowledge of the Company" or any variations thereof shall mean the state of facts, conditions or circumstances which is known or reasonably should have been known to the individuals listed on Section 9.03 of the Disclosure Schedule. Section 6.05(c) shall govern the definition of "knowledge of the Buyer."

		    9.04 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors and assigns. No assignment or transfer of rights and obligations hereunder shall be made except with the prior written consent of the parties hereto, except that neither the Buyer or the Sellers need obtain the other's consent to the assignment of rights and delegation of obligations under this Agreement to an affiliated corporation of Enterprises (with respect to assignments by the

	  Buyer) or to KO (with respect to assignments by the Sellers) (which, for purposes of this Agreement, shall be limited to any of Enterprises' or KO's direct wholly owned subsidiaries) provided that Enterprises or KO as the case may be shall remain liable for the performance of all the assigned, transferred or assumed obligations under this Agreement which obligation shall be a primary obligation for full and prompt performance.

		    9.05 Guaranty of Enterprises. Enterprises, as a primary obligor, shall and by this does, absolutely and unconditionally and irrevocably guarantee the prompt payment and performance of the obligations of Buyer under this Agreement (the "Buyer's Obligations"), provided that a Buyer receives notice of and shall have failed to perform any Buyer's Obligations with 30 days of notice of such failure to pay or perform. No change, amendment or modification of this Agreement or waiver of any of the terms hereof shall diminish, release or discharge the liability of Enterprises under this Section 9.05. The liability of Enterprises under this Section 9.05 is continuing and shall only be discharged by the full performance of the Buyer's Obligations. The guaranty set forth in this Section 9.05 shall continue in full force and effect and shall remain binding on Enterprises notwithstanding any assignment by either Enterprises or Buyer of its rights hereunder pursuant to Section 9.04.

		    9.06 Guaranty of KO. KO, as a primary obligor, shall and by this does, absolutely and unconditionally and irrevocably guarantee the prompt payment and performance of the obligations of Sellers under this Agreement (the "Sellers' Obligations"), provided that a Seller receives notice of and shall have failed to perform any Sellers' Obligations with 30 days of notice of such failure to pay or perform. No change, amendment or modification of this Agreement or waiver of any of the terms hereof shall diminish, release or discharge the liability of KO under this Section 9.06. The liability of KO under this Section
	  9.06 is continuing and shall only be discharged by the full performance of the Sellers' Obligations. The guaranty set forth in this Section 9.06 shall continue in full force and effect and shall remain binding on KO notwithstanding any assignment by Sellers of their rights hereunder pursuant to Section 9.04.

		    9.07 Captions; Definitions. The titles or captions of articles, sections and subsections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof and shall not be considered in the interpretation or construction of this Agreement in any proceeding. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

		    9.08 Controlling Law; Amendment; Jurisdiction; Waiver; Remedies Cumulative. This Agreement is executed by Buyer in, and shall be construed in accordance with and governed by the laws of, the State of Georgia, without giving effect to the principles
	  of conflicts of law thereof.   The transfer registration of the
	  CCBSA Shares and the CCP Shares on the respective corporate ledgers of CCBSA and CCP shall be covered by the laws of France and the transfer of BSH Shares shall be governed by the laws of Belgium. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or drafted such provision. This Agreement may not be altered or amended except in writing signed by Buyer, Enterprises, Sellers and KO. The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

		    9.09 No Third-Party Beneficiaries. With the exception of the parties to this Agreement and each of their legal representatives, heirs, successors and permitted assigns, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights arising by virtue of this Agreement.

		    9.10 Exhibits; Disclosure Schedule. All exhibits and the Disclosure Schedule to this Agreement are hereby incorporated into this Agreement and hereby are made a part of this Agreement as if set out in full in the first place that reference is made thereto.

		    9.11 Counterparts; Entire Agreement. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. This Agreement together with all schedules and exhibits hereto and all other agreements and undertakings provided for hereunder or delivered in connection herewith shall constitute the entire agreement of the parties and supersedes any and all prior agreements, oral or written, with respect to the subject matter contained herein. There are no other agreements, representations, warranties or other understandings between the parties in connection with this Transaction which are not referenced in this Agreement or to be delivered in connection herewith or the schedules and exhibits hereto. Except as otherwise provided herein, this Agreement shall not alter, amend or supersede any other agreement between KO and Enterprises or any of their direct or indirect subsidiaries.

		    9.12 Injunctive Relief. It is understood and agreed that the parties hereto will be irreparably injured by a breach of this Agreement and that money damages would not be a sufficient remedy for breaches; provided however that the remedies provided in Article VI shall be the exclusive remedies in respect of representations and warranties under Articles III and IV in the absence of fraud and excepting Losses resulting from Claims pursuant to Section 3.22(a) where it is determined that the breach was the result of fraud of a Seller; therefore, in addition to any other remedies that may be available to such party at law or under this Agreement, (but subject to the immediately preceding proviso) any party claiming a breach of this Agreement by another shall be entitled to equitable relief, including injunctive relief and specific performance, as a remedy for any such breach (which shall not be the exclusive remedy for any such breach).

		    DULY EXECUTED by the parties hereto, under seal, as of the date first above written.

					     CCBSA SELLERS:

					     The Coca-Cola Export
					     Corporation


						   ANTONY C. PULLEN
					     By:______________________

						 DULY AUTHORIZED REPRESENTATIVE
					     Its:_____________________


					     Varoise de Concentres S.A.


						 ANTONY C. PULLEN
					     By:______________________

						 DULY AUTHORIZED REPRESENTATIVE
					     Its:_____________________


					     CCP SELLER:

					     Barlan Inc.


						 ANTONY C. PULLEN
					     By:______________________

						 DULY AUTHORIZED REPRESENTATIVE
					     Its:_____________________


					     BSH SELLER:

					     Beverage Products Limited


						 TIMOTHY DOYLE
					     By:______________________

						 DULY AUTHORIZED REPRESENTATIVE
					     Its:_____________________


					     BUYER:

					     Bottling Holdings
					     (International) Inc.

						JOHN R. ALM
					     By:______________________

						 SENIOR VICE PRESIDENT AND
						 CHIEF FINANCIAL OFFICER
					     Its:_____________________

					     KO:



					     The Coca-Cola Company


						TIMOTHY DOYLE
					     By:______________________

						 DULY AUTHORIZED REPRESENTATIVE
					     Its:_____________________


					     ENTERPRISES:

					     Coca-Cola Enterprises Inc.

						JOHN R. ALM
					     By:______________________

						 SENIOR VICE PRESIDENT AND
						 CHIEF FINANCIAL OFFICER
					     Its:_____________________

				INDEX OF DEFINED TERMS

								      Page
	   Defined Term                                               Number
	   -------------                                              ------

	  1996 Budget                                                    10

	  Affected Seller                                                39

	  Antitrust Laws                                                 27

	  Applicable Law                                                  6

	  Belgian Competition Act                                        51

	  Bottling Authorizations                                         8

	  BSH                                                             1

	  BSH Protected Parties                                          39

	  BSH Seller                                                      1

	  BSH Shares                                                      2

	  BSH Tax Contingencies                                          17

	  Business Day                                                   11

	  Business Plan Agreement                                        52

	  Buyer                                                           1

	  Buyers' Documents                                              31

	  Buyers' Obligations                                            58

	  Buyers' Protected Parties                                      39

	  Capital Leases                                                  9

	  Capital Reduction                                               6

	  CCBSA                                                           1

	  CCBSA Protected Parties                                        39

	  CCBSA Sellers                                                   1

	  CCBSA Shares                                                    2

	  CCP                                                             1

	  CCP Protected Parties                                          39

	  CCP Seller                                                      1

	  CCP Shares                                                      2

	  Claim                                                          39

	  Claimant                                                       39

	  Claims                                                         39

	  Closing                                                        49

	  Closing Date                                                   49

	  collective redundancy                                          22

	  Combined Financial Statements                                   9

	  Company Parties                                                27

	  Composite Rate                                                 39

	  Deductible                                                     44

	  Deemed Short Period                                            37

	  Distri-One Litigation                                          13

	  Employee Benefit Plan                                          20

	  Enterprises                                                     1

	  Environmental Laws                                             24

	  Environmental Responsibility Allocations                       40

	  Excluded Items                                                 19

	  Finally Resolved                                               39

	  Financial Statement                                             9

	  French Competition Act                                         50

	  Gibb Report                                                    18

	  Governmental Authority                                          6

	  Governmental Objection                                         55

	  Indebtedness For Borrowed Money                                 9

	  Intellectual Property Rights                                   27

	  Interim Financial Statements                                   10

	  knowledge of the Buyers                                        45

	  KO                                                              1

	  Leased Personal Property                                       19

	  Loss                                                           39

	  Losses                                                         39

	  Material Agreement                                             28

	  Offsite Property                                               23

	  Onsite Property                                                23

	  Permitted Lien                                                 18

	  Personal Property                                              18

	  Required Statutory Approvals                                   51

	  Rolling Estimate                                               10

	  Seller                                                          1

	  Sellers                                                         1

	  Sellers' Obligations                                           58

	  Seller's Documents                                              3

	  Shareholders' Documents                                         3

	  Shares                                                          3

	  Subsidiaries                                                    7

	  Subsidiary                                                      7

	  Taxes                                                          14

	  Third-Party Loans                                              26

	  To the knowledge of the Company                                57

	  Transactions                                                    3

	  US GAAP                                                         9

				  INDEX OF EXHIBITS



					      Exhibit             Page
	   Description of Exhibit             Designation         Number
	   ----------------------             -----------         ------




	  Purchase Price                          A                2



	  Opinion of counsel to Sellers           B                53



	  Opinion of counsel to Buyer             C                54

							      EXHIBIT A

					   PURCHASE PRICE AND LOCAL CURRENCY PROCEEDS


								    ----------------------- --------------------------------------
								    | FOR INFORMATION ONLY | Minority Shareholders         FRF
								    |----------------------| ---------------------  --------------
								    |    (1)               | CCBSA Gross Proceeds    2,340,000,000
Allocated Purchase Price:            Amount in         Amount in    |  Conv.    Approximate| Plus:  Excess Cash        239,200,000
					FRF                BEF      |  Rates     US$ Cost  | Less:  Debt                (7,314,735)
				    --------------    ------------- | ------   ----------- | Total Proceeds          --------------
Coca-Cola Beverages S.A.                                            |                      |                         2,571,885,265
   (CCBSA)                           2,340,000,000                - |   5.20   450,000,000 |
								    |                      |
Coca-Cola Production S.A. (CCP)        535,600,000                - |   5.20   103,000,000 | Total Proceeds Per Share        83.36
								    |                      | (Before reduction of shares
S. A. Beverage Sales Holding N.V.                                   |                      |   of TCCEC)
   (BSH)                                         -   11,421,100,000 |  31.55   362,000,000 |
				     -------------   -------------- |          ----------- | Minority Shares O/S             3.260
Total Purchase Price                 2,875,600,000   11,421,100,000 |          915,000,000 |
								    |                      | Total Minority Shareholders   271,750
								    |                      |---------------------------------------
								    |                      |
Less:  Assumed Long-Term Debt (2):                                  |                      |
								    |                      |
Straight Bank Loans (CCBSA)             (3,994,335)                 |   5.20      (768,141)|--------------------------------------
   Fraikin Lease (CCBSA)                (3,320,400)                 |   5.20      (638,538)| Due to Affiliates (BSH)        BEF
   Due to TCCC Affiliates (BSH)                  -   (8,349,441,715)|  31.55  (264,641,576)|                         -------------
   Straight Bank Loans (BSH)                     -     (500,000,000)|  31.55   (15,847,861)| Coca-Cola Export Corp.  1,669,021,364
   Belgo Leasing (BSH)                           -     (306,865,094)|  31.55    (9,726,310)| Coca-Cola Export Corp.  3,792,630,425
  Van Milders (BSH)                              -     (207,500,000)|  31.55    (6,576,862)| Beverages Products Ltd.   327,789,926
					----------    ------------- |         ------------ | Coca-Cola Services      2,560,000,000
TOTAL                                   (7,314,735)  (9,363,806,809)|         (298,199,289)|                         -------------
								    |                      | Total Due to Affiliates 8,349,441,715
Plus:  Excess Cash (3)                 239,200,000             -    |  5.20     46,000,000 |--------------------------------------
								    |                      |
Less:  Capital Reduction (3)        (1,260,000,018)            -    |  5.20   (242,307,696)|
								    |                      |
Less:  Minority Shareowners               (271,750)            -    |  5.20        (52,260)|
	(See calculation)                                           |                      |
Plus:  Intercompany Debt (2)                     -    8,349,441,715 | 31.55   (264,641,576)|
				     -------------   -------------- |         ------------ |
CASH PAID AT CLOSING                 1,847,213,497   10,406,734,906 |         $685,082,332 |
				     =============   ============== |         ============ |
								    |------------------------

(1) As agreed to by The Coca-Cola Company and Coca-Cola Enterprises on
    May 23, 1996

(2) As shown above long-term debt consists of amounts due to TCCC affiliates
    (intercompany debt), obligations with banks, capital leases and obligations to prior owners. Except for debt referenced in Section 7.04(e) these balances reflect the presumed outstanding obligations of the entities at the closing date. Final actual long-term debt balances will be calculated as of closing and confirmed by TCCC and CCE Treasury, and amounts paid at closing will be adjusted by the amount that long-term debt as set forth above exceeds or is less than the amounts set forth above except for debt referenced in Section 7.04(e); provided, however, that the parties have agreed that the straight bank loans of BSH shall be deemed to be correct and fixed at 500,000,000 BEF in the absence of new credit facilities or borrowings other than for (i) daily borrowings related to working capital requirements in ordinary course of business and consistent with past practices of BSH and subsidiaries, (ii) payment of interest accrued through the closing on amounts due to TCCC affiliates, and (iii) payment of principal amounts due to TCCC at closing in order to replace current intercompany debt, in the same amounts, with bank debt.

(3) The payment of excess cash and the capital reduction was transacted on July 18, 1996.

				Exhibit B


			       July 30, 1996




Coca-Cola Enterprises Inc.
2500 Windy Ridge Parkway
Atlanta, GA 30339

     RE:  Sale of:
	  Coca-Cola Beverages S.A. ("CCBSA")
	  Coca-Cola Production S.A. ("CCP")
	  S.A. Beverage Sales Holding N.V. ("BSH")

Gentlemen:

     I am senior finance counsel (European Group) of The Coca-Cola
Company, a Delaware corporation ("KO"), and have acted as counsel for
(i) KO in connection with the execution and delivery of the Purchase
Agreement (as defined herein), (ii) The Coca-Cola Export Corporation, a Delaware corporation and wholly-owned subsidiary of KO ("TCCEC"), in connection with the sale by TCCEC and Varoise de Concentres S.A. of all of the stock of CCBSA held by them; (iii) Barlan Inc., a Delaware corporation and a wholly-owned subsidiary of KO (the "CCP Seller"), in connection with the sale by it of all of the capital stock of CCP held by it and (iv) Beverage Products Limited, a Delaware corporation and a wholly-owned subsidiary of KO (the "BSH Seller"), in connection with the sale by it of all of the capital stock of BSH held by it, in each case pursuant to the Stock Purchase Agreement dated July 26, 1996 by and among CCEC and Varoise de Concentres, the CCP Seller, the BSH
Seller, Bottling Holdings (International) Inc., KO, and Coca-Cola
Enterprises Inc. (the "Purchase Agreement"). I am rendering this opinion pursuant to Section 7.05(b) of the Purchase Agreement.
Capitalized terms used in this opinion have the meanings assigned to them in the Purchase Agreement unless otherwise defined herein.

     In preparing this opinion, I have investigated such matters of fact and matters of law and reviewed the originals or documents submitted as copies of (i) the Purchase Agreement, (ii) the agreements, certificates and other instruments to be delivered by KO, CCEC, the CCP Seller and the BSH Seller (individually, a "Seller" and collectively, the "Sellers") pursuant to the Purchase Agreement
(collectively, the "Sellers' Documents") and (iii) such other opinions, documents, records, agreements and certificates as I have considered necessary in each case in order to render the opinion set forth below.

     With your consent and without further investigation, I have relied upon the accuracy and authenticity of originals, conformed or copied versions of such records, agreements, certificates and other documents and, in the course of my examination of all such documents, I have assumed (i) that all natural persons whose signatures appear on such documents, or on whose behalf such documents were executed, were and remain legally competent and have the legal capacity necessary to become legally bound thereby, (ii) that all copies of documents submitted to me conform to the originals thereof, (iii) that all certificates of public officials have been properly given and are accurate and complete, (iv) that each signature appearing on the original copy of such documents is genuine, and that each of the above documents has been duly and validly authorized, executed and delivered by or on behalf of all parties thereto (other than KO and the Sellers) as of the time of the rendering of the opinions expressed herein, (v) that each party to the Purchase Agreement and the other Sellers
Documents (other than KO and the Sellers) has satisfied those legal requirements applicable to it to the extent necessary to make the Purchase Agreement and the other Sellers' Documents enforceable against it and to allow it to enforce the same, (vi) that there has been no mutual mistake of fact, misunderstanding, fraud, duress, or undue influence in connection with the Purchase Agreement or any of the other Sellers' Documents, (vii) that the conduct of the parties to the Purchase Agreement and the other Sellers' Documents has complied with any requirement of good faith, fair dealing and conscionability, and (viii) that there are no agreements or understandings or any usage of trade or course of prior dealings among the parties that would, in either case, define, supplement or qualify the terms of the Purchase
Agreement or the Sellers' Documents. Whenever used in an opinion or statement herein, the phrase "insofar as known to me", "to my knowledge" and other words or phrases of like or similar meaning qualify and limit such opinion or statement to my awareness at the time of delivery of this opinion, without investigation, of facts, matters, or other information effecting such opinion or statement.

     I am admitted to the Bars of the States of Georgia and _________, and the opinions given herein are limited to the laws of the State of Georgia, the general corporation law of the State of Delaware and the federal laws of the United States. No opinion is expressed with respect to the laws of France or Belgium, or of any other jurisdiction or state or with respect to the effect of any such laws on the matters deal with herein. On the basis of the foregoing, I am of the opinion that:

     1. KO is a corporation validly existing and in good standing under the laws of the State of Delaware.

     2. CCEC is a corporation validly existing and in good standing under the laws of the State of Delaware.

     3. The CCP Seller is a corporation validly existing and in good standing under the laws of the State of Delaware.

     4. The BSH Seller is a corporation validly existing and in good standing under the laws of the State of Delaware.

     5. With respect to the Purchase Agreement and the other agreements, instruments and documents executed and delivered by each of KO and the Sellers pursuant to the Purchase Agreement (collectively the "Sellers' Delivered Documents ):

	  (a) KO and each Seller has the corporate power and authority to execute and deliver the Seller Delivered Documents and to consummate the transaction contemplated by the Seller Delivered
Documents and perform thereunder;

	  (b) The execution and delivery by KO and each Seller of the Seller Delivered Documents and the consummation by KO and each Seller of the transaction contemplated by, and its other compliance with or performance under, the Seller Delivered Documents have been duly authorized by all necessary corporate action on the part of KO and each Seller in compliance with its certificate of incorporation, bylaws and any applicable constitution, statute, law, ordinance, regulation or judicial decision; and

	  (c) The Seller Delivered Documents have been executed and delivered by KO and each Seller, and constitute the valid and binding agreements of KO and each Seller enforceable against KO and each Seller in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors rights generally, and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

     6.   With respect to the following:

	  (a) The certificate of incorporation (as amended) and bylaws of KO and each Seller;

	  (b)  Any applicable law, rule or regulation;

	  (c) To my knowledge, any material contract to which any Seller is a party or by which it may be bound; or

	  (d) To my knowledge, any judgment, order, injunction, decree or ruling of any governmental authority to which KO or any Seller is a party or is subject,

the execution and delivery by KO or such Seller of each of the Seller
Delivered Documents and the consummation of the transactions contemplated thereby will not: (i) (except with respect to indebtedness of CCBSA, CCP and BSH and subsidiaries which is the subject of representations and warranties set forth in the purchase agreement and with respect to which no opinion is given) result in any violation, conflict, breach or material default (or event which with giving of notice of passage of time, or both, would constitute a material default), give to others any interest or rights, including rights of termination, cancellation or acceleration, require the consent of any other party, or result in the creation or imposition of any security interest upon any of the properties or assets of KO or such Seller which would have a material adverse effect on KO or such Seller, or (ii) require any authorization, consent, approval, exemption or other action by any governmental authority which has not been obtained or any notice to or filing with any governmental authority which has not been given or made.

     7. To my knowledge, no action or proceeding against any Seller has been instituted or threatened before any governmental authority to restrain or prohibit any of the transactions contemplated by the Purchase Agreement.

     This opinion is delivered in connection with the performance by KO and the Sellers of their obligations under the Purchase Agreement, may be relied upon only by you in connection therewith, and may not be relied upon by you for any other person or by anyone else for any purpose.

				   Very truly yours,



				   PEGGY ANN WEST


				 Exhibit C


			       July 30, 1996




The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, GA 30313

     RE:  Purchase of:
	  Coca-Cola Beverages S.A. ("CCBSA")
	  Coca-Cola Production S.A. ("CCP")
	  S.A. Beverage Sales Holding N.V. ("BSH")

Gentlemen:

     I am general counsel to Coca-Cola Enterprises Inc., a Delaware corporation ("Enterprises"), and have acted as counsel for (i) Enterprises in connection with the execution and delivery of the Purchase Agreement (as defined herein) and (ii) Bottling
Holdings (International) Inc., a Delaware corporation and wholly-owned subsidiary of Enterprises ("Buyer"), in connection with the purchase by it of all but 3,269 shares of the capital stock of CCBSA (b) all but 6 shares of the capital stock of CCP and (c) all but 11 shares of the capital stock of BSH, in each case pursuant to the Stock Purchase Agreement dated July 26, 1996 by and among The Coca-Cola Export Company, Varoise de Concentres,
Barlan, Inc., Beverage Products Limited, Buyer, The Coca-Cola
Company and Enterprises (the "Purchase Agreement"). I am rendering this opinion pursuant to Section 7.06(c) of the Purchase Agreement. Capitalized terms used in this opinion have the meanings assigned to them in the Purchase Agreement unless otherwise defined herein.

     In preparing this opinion, I have investigated such matters of fact and matters of law and reviewed the originals or documents submitted as copies of (i) the Purchase Agreement, (ii) the agreements, certificates and other instruments to be delivered by Enterprises and Buyer pursuant to the Purchase
Agreement (collectively, the "Buyer's Documents") and (iii) such other opinions, documents, records, agreements and certificates as I have considered necessary in each case in order to render the opinion set forth below.

     With your consent and without further investigation, I have relied upon the accuracy and authenticity of originals, conformed or copied versions of such records, agreements, certificates and other documents and, in the course of my examination of all such documents, I have assumed (i) that all natural persons whose signatures appear on such documents, or on whose behalf such documents were executed, were and remain legally competent and have the legal capacity necessary to become legally bound thereby, (ii) that all copies of documents submitted to me conform to the originals thereof, (iii) that all certificates of public officials have been properly given and are accurate and complete, (iv) that each signature appearing on the original copy of such documents is genuine, and that each of the above documents has been duly and validly authorized, executed and delivered by or on behalf of all parties thereto (other than Enterprises and Buyer) as of the time of the rendering of the opinions expressed herein, (v) that each party to the Purchase
Agreement and the other Buyer's Documents (other than Enterprises and Buyer) has satisfied those legal requirements applicable to it to the extent necessary to make the Purchase Agreement and the other Buyer's Documents enforceable against it and to allow it to enforce the same, (vi) that there has been no mutual mistake of fact, misunderstanding, fraud, duress, or undue influence in connection with the Purchase Agreement or any of the other
Buyer's Documents, (vii) that the conduct of the parties to the Purchase Agreement and the other Buyer's Documents has complied with any requirement of good faith, fair dealing and conscionability, and (viii) that there are no agreements or understandings or any usage of trade or course of prior dealings among the parties that would, in either case, define, supplement or qualify the terms of the Purchase Agreement or the Buyer's
Documents. Whenever used in an opinion or statement herein, the phrase "insofar as known to me", "to my knowledge" and other words or phrases of like or similar meaning qualify and limit such opinion or statement to my awareness at the time of delivery of this opinion, without investigation, of facts, matters, or other information effecting such opinion or statement.

     The opinions given herein are limited to the laws of the State of Georgia, the general corporation law of the State of Delaware and the federal laws of the United States. No opinion is expressed with respect to the laws of France or Belgium, or of any other jurisdiction or state or with respect to the effect of any such laws on the matters deal with herein. On the basis of the foregoing, I am of the opinion that:

     1. Enterprises is a corporation validly existing and in good standing under the laws of the State of Delaware.

     2. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.

     3. With respect to the Purchase Agreement and the other agreements, instruments and documents executed and delivered by each of Enterprises and Buyer pursuant to the Purchase Agreement
(collectively the "Buyer's Delivered Documents"):

	  (a) Each of Enterprises and Buyer has the corporate power and authority to execute and deliver the Buyer's Delivered
Documents and to consummate the transaction contemplated by the Buyer's Delivered Documents and perform thereunder;

	  (b) The execution and delivery by each of Enterprises and Buyer of the Buyer's Delivered Documents and the consummation by each of Enterprises and Buyer of the transaction contemplated by, and its other compliance with or performance under, the Buyer's Delivered Documents have been duly authorized by all necessary corporate action on the part of each of Enterprises and Buyer in compliance with its certificate of incorporation, bylaws and any applicable constitution, statute, law, ordinance, regulation or judicial decision; and

	  (c) The Buyer's Delivered Documents have been executed and delivered by each of Enterprises and Buyer, and constitute the valid and binding agreements of each of Enterprises and Buyer enforceable against each of Enterprises and Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors rights generally, and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

     4.   With respect to the following:

	  (a) The certificate of incorporation (as amended) and bylaws of each of Enterprises and Buyer;

	  (b)  Any applicable law, rule or regulation;

	  (c) To my knowledge, any material contract to which Enterprises or Buyer is a party or by which it may be bound; or

	  (d) To my knowledge, any judgment, order, injunction, decree or ruling of any governmental authority to which Enterprises or Buyer is a party or is subject,

the execution and delivery by Enterprises and Buyer of each of the Buyer's Delivered Documents and the consummation of the transactions contemplated thereby will not: (i) result in any violation, conflict, breach or material default (or event which with giving of notice of passage of time, or both, would constitute a material default), give to others any interest or rights, including rights of termination, cancellation or acceleration, require the consent of any other party, or (ii) require any authorization, consent, approval, exemption or other action by any governmental authority which has not been obtained or any notice to or filing with any governmental authority which has not been given or made.

     5. To my knowledge, no action or proceeding against Enterprises or Buyer has been instituted or threatened before any governmental authority to restrain or prohibit any of the transactions contemplated by the Purchase Agreement.

     This opinion is delivered in connection with the performance by Enterprises and Buyer of their obligations under the Purchase
Agreement, may be relied upon only by you in connection therewith, and may not be relied upon by you for any other person or by anyone else for any purpose.

				   Very truly yours,



				   LOWRY F. KLINE























